UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________________
SCHEDULE 14A INFORMATION
______________________________________

PROXY STATEMENT PURSUANT TO
SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material under §240.14a-12

STANDARD BIOTOOLS INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

April 29, 2022
To our shareholders:
I am proud to be sending this letter to the shareholders of Standard BioTools, my first as Chief Executive Officer and President. I started in this role in April of this year. Accordingly, my comments will be primarily focused on our future. Specifically, I will outline how we plan to build on our success and overcome the barriers to our growth.
We are living in a time when unprecedented scientific breakthroughs are advancing the treatment of disease. With the recent strategic capital infusion from investors Casdin Capital, LLC, and Viking Global Investors LP, and an outstanding and ambitious team, we are well-positioned to be a part of that advancement by helping the life science industry develop breakthrough medicines faster and better. I am excited to usher in this new chapter, in which we will continue pioneering technologies and capabilities within discovery and translational research.
Unleashing Tools to Accelerate Breakthroughs in Human Health
The process of science is iterative; we make strides by building on prior discoveries. We have made notable progress in the past year in providing valuable solutions to advance our customers’ research and growth. In May 2021, CyTOF® XT for high parameter flow cytometry was launched. The fourth-generation CyTOF platform addresses some of the key limitations of the prior-generation instruments. CyTOF XT™ increases throughput, integrates new sample introduction automation, improves time to results, and reduces total cost of ownership – features particularly valuable to translational and clinical researchers across the pharmaceutical and biotechnology sectors. Going forward, we will focus on the high-growth translational and clinical markets by enabling researchers to answer important questions by interrogating more than 50 markers simultaneously on millions of individual cells.
On November 11, 2021, we announced the launch of Biomark™ X, the latest generation of the industry-leading Biomark microfluidics platform. Biomark X integrates the Juno™ and Biomark HD instruments into a single platform while adding an expansive set of sample-to-answer capabilities on a single versatile, scalable, and transformative genomics platform. It simplifies workflows, streamlines operations to reduce hands-on time, and accelerates results with more data per run. Biomark X is an intuitive and integrated system that performs a variety of tasks in areas including genotyping, sample ID, strain ID, conservation biology, personal genomics, gene expression, pathogen detection, pharmacogenomics assays, and transplant prognostics. Going forward, we will focus on targeted applications in well-defined markets where we can achieve sufficient scale.

The Hyperion+™ Imaging System was launched at the American Association for Cancer Research Annual Meeting in April of this year. The System provides researchers with a deep understanding of disease and response to treatment, with the ability to stratify subjects by linking high-plex data to outcomes in clinical studies. Two critical challenges in realizing the full transformative potential of this remarkable technology are reducing the time to answer key biological questions and detecting important biomarkers that are expressed at low levels. The Hyperion+ Imaging System is designed to solve these challenges with faster time to results and a lower limit of detection than the current Hyperion Imaging System. These capabilities are key to quickly uncovering important spatial relationships with high-plex spatial imaging of 40-plus markers simultaneously at subcellular resolution. Going forward we will continue to invest in our imaging platform and applications to enable researchers to gain deep insights into molecules and pathways that can advance the medical community’s ability to diagnose, treat, and mitigate risk for serious health conditions.
Challenges and Impacts
During the past two years, we have all been impacted by COVID-19. I am proud of our company’s contribution in the global fight against this consequential pandemic. Our noninvasive, saliva-based test helped deliver a much-needed testing solution for patients and first responders around the world. Our Hyperion Imaging System was used in new published research about lung pathology in COVID-19 patients. Our CyTOF and Maxpar® Direct™ technologies were utilized to characterize immune and inflammatory responses in pregnant women infected with SARS-CoV-2. We will continue to do our part when called upon in service of science and humanity.
However, there is no denying that COVID-19 created a volatile operating environment that continues to impact all facets of our business, including slower than expected recovery in the APAC and EMEA regions. Last year, we experienced pandemic-related supply chain pressures. Our teams addressed several supply chain bottlenecks and worked through a substantial backlog of unfilled orders. While much of the uncertainty around the pandemic has recently been alleviated, the challenges it brought led to a significant slowdown of growth in our base business.
A New Chapter of Focused Execution and Growth
On April 4, 2022, we announced the closing of the $250 million strategic capital infusion from leading life sciences investors Casdin Capital, LLC, and Viking Global Investors LP. Mindful of our past and its lessons, we now embark on a new chapter of focused execution and growth, and 2022 will serve as the foundation we will build upon.
Going forward, we will refine our business strategy to build, maintain and strengthen our competitive positions in the markets in which we operate. We will do this by focusing on three areas: revenue growth, improving our operating discipline, and strategic capital allocation.

First, we will prioritize revenue growth by focusing our efforts to compete in growing market segments where we believe we have or could have a competitive advantage.
•Accelerating growth in mass cytometry. With particular emphasis to expand our CyTOF and Imaging Mass Cytometry™ platforms to further support translational and clinical research, we intend to simplify the design and execution of deep cell profiling, standardize sample analysis with reproducible workflows and automation, and significantly advance capabilities for novel therapeutic development. We will also invest in improving our consumable offerings—a.k.a., “menu expansion”—to better address our customers’ needs. We expect the recent launch of Hyperion+ to improve our competitive position in the growing high-plex imaging market, and we will continue to invest to make our imaging products more competitive.
•Realizing and rationalizing opportunities in targeted high-profit areas within microfluidics. We will focus on targeted end-applications (e.g., proteomics, biomarker analysis) and key partnerships (e.g., Olink® Bioscience).
•Leveraging a larger menu to expand customer base. Currently, our customer reach is concentrated in basic research. We will direct sales and marketing to expand our relationships deeper into the life science ecosystem, including large biopharma, emerging biotech, and diagnostic companies and the broader CRO and CMO service provider network. We are already seeing encouraging adoption of CyTOF XT in the Pharma, Biotech, and CRO segments.
Second, we expect to significantly improve our operating discipline by implementing best-in-class processes to manage expenses and increase productivity.
•Standard BioTools Business Systems (SBS). To reach our goals, we will embark on a journey of continuous improvement (kaizen). We begin that journey with the Standard BioTools Business Systems (SBS)—a systematic approach to business operations based in LEAN methodologies used by the highest-performing organizations in the world. One key aspect of this approach is that we focus on processes and standard work, and leverage problem solving to close process gaps, thereby driving a no-blame culture. We will roll out training in SBS in the upcoming weeks.
•Optimizing the cost structure. As we work toward being sustainably cash-flow positive, we intend to have a leaner general and administrative expense structure and a sales and marketing spend that is better aligned to support high-growth areas.
Finally, we intend to expand our product offerings for our customers with strategic capital allocation to acquire complementary assets that allow us to leverage our existing infrastructure.
•Focused and disciplined strategic capital allocation. Our focus will be on acquisitions that are technologically de-risked, have immediate revenue potential and have synergies with the Company’s existing infrastructure. We will be strategically and financially disciplined in our M&A approach.
•Achieving significantly greater breadth and scale. With a strong platform and deeply experienced management team, we will strive to accelerate growth both organically and importantly inorganically to deliver breadth and scale to the Company.
Thanks to increased financial and operational flexibility, we have replaced short-term uncertainty with a focus on long-term growth. I look forward to leading this outstanding team as we embark on this transformation journey and am confident our tool set will indeed accelerate breakthroughs in human health.
Sincerely,
Michael Egholm, PhD
Chief Executive Officer and President

NOTE ABOUT FORWARD-LOOKING STATEMENTS
This proxy statement and the accompanying materials contain forward-looking statements. All statements contained herein other than statements of historical fact, including statements regarding our future results of operations and financial position, our business strategy and plans, and our objectives for future operations, are forward-looking statements. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” and similar expressions are intended to identify forward-looking statements. Forward-looking statements include information concerning our possible future revenue and results of operations, business strategies, the potential to execute on collaborations to deliver enhanced value, expansion of our business, competitive position, industry environment, potential growth expectations, market growth expectations, product launch expectations, and the effects of competition and public health crises (including COVID-19) on our business. Forward-looking statements are subject to numerous risks and uncertainties that could cause our actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Factors that could materially affect our future results, performance, or achievements include, but are not limited to, the potential adverse effects of the COVID-19 pandemic on our business and operating results; interruptions or delays in the supply of components or materials for, or manufacturing of, our products resulting from the pandemic or other factors; challenges inherent in developing, manufacturing, launching, marketing, and selling new products; risks relating to reliance on sales of capital equipment for a significant proportion of revenues in each quarter; potential product performance and quality issues; the possible loss of key employees, customers, or suppliers; intellectual property risks; competition; uncertainties in contractual relationships; risks relating to company research and development, sales, marketing, and distribution plans and capabilities; reductions in research and development spending or changes in budget priorities by customers; seasonal variations in customer operations; unanticipated increases in costs or expenses; and risks associated with international operations. In addition, investors in Standard BioTools should review the more detailed discussions of additional risks and uncertainties and other information affecting our business described under the caption “Risk factors” in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 8, 2022 and in our subsequent Quarterly Reports on Form 10-Q.
Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.
Fluidigm, Standard BioTools, the Standard BioTools logo, Advanta, Biomark, CyTOF, Direct, Hyperion, Imaging Mass Cytometry, Immune Profiling Assay, Juno, and Maxpar are trademarks and/or registered trademarks of Standard BioTools Inc. in the United States and/or other countries. All other trademarks are the sole property of their respective owners.
The Advanta Dx SARS-CoV-2 RT-PCR Assay is for In Vitro Diagnostic Use. It is for Use Under Emergency Use Authorization Only. Rx Only. It has not been FDA cleared or approved. It has been authorized by FDA under an EUA for use by authorized laboratories. It has been authorized only for the detection of nucleic acid from SARS-CoV-2, not for any other viruses or pathogens. It is only authorized for the duration of the declaration that circumstances exist justifying the authorization of emergency use of in vitro diagnostics for detection and/or diagnosis of COVID-19 under Section 564(b)(1) of the Act, 21 U.S.C. § 360bbb-3(b)(1), unless the authorization is terminated or revoked sooner. Other Standard BioTools products are For Research Use Only. Not for use in diagnostic procedures.

2 Tower Place, Suite 2000
South San Francisco, California 94080
(650) 266-6000
April 29, 2022
Dear Stockholder:
You are cordially invited to attend the Annual Meeting of Stockholders of Standard BioTools Inc. (the “Annual Meeting”) to be held on Wednesday, June 15, 2022 at 8:30 a.m., Pacific time, at the Genesis SSF Performing Arts Center, located at 1 Tower Place, South San Francisco, California 94080. At the meeting, we will be voting on the matters described in the attached formal meeting notice and proxy statement.
This year, we are again taking advantage of U.S. Securities and Exchange Commission rules that allow companies to furnish proxy materials to their stockholders over the Internet. This process allows us to provide our stockholders with the information they need in a timely manner, while reducing the environmental impact of printing and distributing our proxy materials and lowering our costs.
On or about May 2, 2022, we expect to mail to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access the proxy statement for our 2022 Annual Meeting and our Annual Report on Form 10-K for the year ended December 31, 2021. The Notice also provides instructions for voting online or by telephone, as well as information on how to receive a paper copy of the proxy materials by mail.
Your vote is very important. Whether or not you plan to attend the Annual Meeting and regardless of the number of shares you own, it is important that your shares be represented. We hope you will vote as soon as possible via the Internet, by telephone, or—if you requested a paper copy of the proxy materials by mail—by mailing a completed, signed, and dated proxy card in the envelope provided. Any stockholder who attends the meeting may vote in person, even if he or she has already voted online, by telephone, or by mail.
Thank you for your continued support of Standard BioTools. We look forward to seeing you at our Annual Meeting.
Sincerely,
Nicholas S. Khadder
Senior Vice President, General Counsel, and
Corporate Secretary

STANDARD BIOTOOLS INC.
2 Tower Place, Suite 2000
South San Francisco, California 94080
(650) 266-6000

NOTICE OF 2022 ANNUAL MEETING OF STOCKHOLDERS

Time and Date	8:30 a.m., Pacific time, on Wednesday, June 15, 2022

Place	Genesis SSF Performing Arts Center 1 Tower Place, South San Francisco, California 94080

Items of Business	•	To elect the two nominees for Class III director named in this proxy statement, each to hold office until our 2025 annual meeting of stockholders or until her or his successor is duly elected and qualified.

	•	To vote, on an advisory basis, to approve the compensation of our named executive officers for the year ended December 31, 2021, as set forth in this proxy statement.

	•	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2022.

	•	To transact any other business that may properly come before the 2022 Annual Meeting and any adjournment or postponement.

Adjournments and Postponements	Any action on the items of business described above may be considered at the Annual Meeting at the time and on the date specified above or at any time and date to which the Annual Meeting may be properly adjourned or postponed.

Record Date
You are entitled to vote only if you were a Standard BioTools stockholder of record as of the close of business on the record date, April 18, 2022. Only holders of record of Standard BioTools common stock, Series B-1 Convertible Preferred Stock, and Series B-2 Convertible Preferred Stock on April 18, 2022 are entitled to notice of and to vote at the Annual Meeting.

Meeting Admission
You are entitled to attend the Annual Meeting only if you were a Standard BioTools stockholder as of the close of business on the record date or otherwise hold a valid proxy for the Annual Meeting. If you are not a stockholder of record but hold shares through a broker, bank, trustee, or nominee (i.e., in “street name”), you should provide proof of your beneficial ownership as of the record date, such as your most recent account statement prior to the record date, a copy of the voting instruction card provided by your broker, bank, trustee, or nominee, or similar evidence of ownership.

Annual Report	You may access our Annual Report on Form 10-K for the year ended December 31, 2021 and our proxy solicitation materials by visiting www.proxyvote.com. Our 2021 Annual Report is not a part of the proxy solicitation materials.

Voting
Your vote is very important. Whether or not you plan to attend the Annual Meeting, we encourage you to read the proxy statement accompanying this notice and submit your proxy or voting instructions as soon as possible. For specific instructions on how to vote your shares, please refer to the instructions in the section entitled “General Information” beginning on page 1 of the proxy statement accompanying this notice, or provided in the Notice of Internet Availability of Proxy Materials.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to Be Held on June 15, 2022. The Notice of 2022 Annual Meeting of Stockholders, proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 are each available at www.proxyvote.com.

The Notice of Internet Availability of Proxy Materials containing instructions on how to access this proxy statement and our annual report is first being mailed on or about May 2, 2022.

PROXY STATEMENT
FOR 2022 ANNUAL MEETING OF STOCKHOLDERS
i

ii

STANDARD BIOTOOLS INC.
2 Tower Place, Suite 2000
South San Francisco, California 94080

PROXY STATEMENT

FOR THE 2022 ANNUAL MEETING OF STOCKHOLDERS
to be held on Wednesday, June 15, 2022

GENERAL INFORMATION
In this proxy statement: the terms “we,” “our,” “Standard BioTools,” and the “Company” each refer to Standard BioTools Inc.; the term “Board” means our Board of Directors; and the term “proxy materials” means this proxy statement and the form of proxy. These proxy materials are furnished in connection with the solicitation by our Board of proxies to be voted at our 2022 annual meeting of stockholders, which will take place on Wednesday, June 15, 2022 at 8:30 a.m., Pacific time, at the Genesis SSF Performing Arts Center located at 1 Tower Place, South San Francisco, California 94080, and any postponements, adjournments or continuations thereof (the “Annual Meeting”).
The information provided in the “question and answer” format below is for your convenience only and is merely a summary of the information contained in this proxy statement. You should read this entire proxy statement carefully. Information contained on or accessible through our website is not intended to be incorporated by reference into this proxy statement and references to our website in this proxy statement are intended to be inactive textual references only.
1.Why did I receive a notice regarding the availability of proxy materials on the Internet instead of a full set of proxy materials?
Under rules adopted by the U.S. Securities and Exchange Commission (the “SEC”), we have elected to furnish our proxy materials to our stockholders primarily via the Internet, instead of mailing printed copies of the proxy materials to each stockholder. On or about May 2, 2022, we expect to mail to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our proxy materials and our Annual Report on Form 10-K for the year ended December 31, 2021 via the Internet and how to vote your proxy. If you receive the Notice, you will not automatically receive a printed copy of our proxy materials in the mail. If you would like to receive a printed copy, please follow the instructions provided in the Notice.
Our 2022 proxy materials and our 2021 Annual Report are accessible at: www.proxyvote.com
2.What information is contained in this proxy statement?
The information in this proxy statement relates to the proposals to be voted on at the Annual Meeting, the voting process, the compensation of our directors and most highly paid executive officers, our corporate governance policies, information on our Board, and certain other required information.
3.What items of business will be voted on at the Annual Meeting?
The items of business scheduled to be voted on at the Annual Meeting are as follows:
•the election of the two nominees for Class III director named in this proxy statement, each to hold office until our 2025 annual meeting of stockholders or until her or his successor is duly elected and qualified;
•to vote, on an advisory basis, to approve the compensation of our named executive officers for the year ended December 31, 2021, as set forth in this proxy statement; and
•to ratify the appointment of PricewaterhouseCoopers LLP (“PwC”) as our independent registered public accounting firm for the year ending December 31, 2022.
In addition, pursuant to the Certificate of Designations governing the Series B-1 Convertible Preferred Stock (the “B-1 Certificate of Designations”), par value $0.001 per share (the “Series B-1 Preferred Stock”) and the Certificate of Designations governing the Series B-2 Convertible Preferred Stock (the “B-2 Certificate of Designations” and, together with the B-1 Certificate of Designations, the “Certificates of Designations”), par value $0.001 per share (the “Series B-2 Preferred Stock,” and together with the Series B-1 Preferred Stock, “Series B Preferred Stock”), the holders of shares of Series B-1 Preferred Stock, voting as a separate class, are entitled to nominate and elect one director at this year’s Annual Meeting, to serve until the next annual meeting of stockholders following his or her election and until his or her successor is duly elected and qualified and the holders of shares of Series B-2 Preferred Stock, voting as a separate class, are entitled to nominate and elect one director at this year’s Annual Meeting to serve until the next annual meeting of stockholders following his or her election and until his or her successor is duly elected and qualified. Pursuant to the B-1 Certificate of Designations, the holders of Series B-1 Preferred Stock are expected to elect Eli Casdin, effective as of the date of this year’s Annual Meeting. Pursuant to the B-2 Certificate of Designations, the holders of Series B-2 Preferred Stock are expected to elect Martin Madaus, effective as of the date of this year’s Annual Meeting.
We will also transact any other business that properly comes before the Annual Meeting.
4.How does the Board recommend that I vote?
Our Board recommends that you vote your shares:
•“FOR” the nominees for Class III director named in this proxy statement;
•“FOR” approval of the compensation of our named executive officers for the year ended December 31, 2021, on an advisory basis; and
•“FOR” the ratification of the appointment of PwC as our independent registered public accounting firm for the year ending December 31, 2022.
5.What is a proxy?
A proxy is your legal designation of another person to vote the stock you own, in the event that you are unable to cast your vote directly at the meeting. The person you designate is your “proxy,” and you give the proxy authority to vote your shares at the meeting—according to your instructions—by submitting your voting instructions online, by telephone, or via a physical proxy card. We have designated our President and Chief Executive Officer (“CEO”), Dr. Michael Egholm, and our Chief Financial Officer, Vikram Jog, to serve as proxies for the Annual Meeting.
6.What shares can I vote?
Each share of our common stock issued and outstanding as of the close of business on April 18, 2022, the record date for our 2022 Annual Meeting (the “Record Date”), is entitled to vote on all items being considered at the Annual Meeting (other than the election of the Series B-1 Preferred Director and the Series B-2 Preferred Director). In addition, holders of record of our Series B-1 Preferred Stock and Series B-2 Preferred Stock, as of the close of business on the Record Date shall be entitled to notice of, and to vote at, the Annual Meeting. You may vote all shares owned by you as of the Record Date, including (i) shares held directly in your name as the stockholder of record and (ii) shares you own through an account with a broker, bank, trustee, or other intermediary, sometimes referred to as owning in “street name.” On the Record Date, we had 77,252,135 shares of common stock and 255,559 shares of Series B Preferred Stock issued and outstanding. Each holder of our Series B-1 Preferred Stock and our Series B-2 Preferred Stock is entitled to that number of votes calculated in accordance with the Certificates of Designations previously filed as exhibits to our Current Report on Form 8-K filed with the Securities and Exchange Commission on April 5, 2022. As of the close of business on the Record Date, the holders of all of our outstanding Series B preferred stock are entitled to 75,164,396 votes at the Annual Meeting. The holders of our capital stock were entitled to an aggregate of 152,416,531 votes as of the close of business on the Record Date.
7.How many votes am I entitled to per share?
For all matters described in this proxy statement for which your vote is being solicited, each holder of shares of common stock is entitled to one vote for each share of common stock held by such holder as of the Record Date. Each holder of our Series B-1 Preferred Stock and our Series B-2 Preferred Stock is entitled to that number of votes calculated in accordance with the Certificates of Designations previously filed as exhibits to our Current Report on Form 8-K filed with the Securities and Exchange Commission on April 5, 2022. The holders of shares of Series B-1 Preferred Stock and shares of Series B-2 Preferred Stock have voting power measured in a manner related to the conversion ratio of the shares of Series B-1 Preferred Stock and Series B-2 Preferred Stock and are entitled to vote as a single class with the holders of the common stock and the holders of any other class or series of equity interest of the Company then entitled to vote with the common stock on all matters submitted to a vote of the holders of common stock.
8.Are any shares subject to voting restrictions?
To the extent the Series B-1 Preferred Stock held by Casdin and each Permitted Transferee (as defined in the B-1 Certificate of Designations) (the “Casdin Parties”) would, in the aggregate, represent voting rights with respect to more than 19.9% of the common stock (including the Series B-1 Preferred Stock on an as-converted basis) (the “B-1 Voting Threshold”), the Casdin Parties will not be permitted to exercise the voting rights with respect to any shares of Series B-1 Preferred Stock, as applicable, held by them in excess of the B-1 Voting Threshold and the Chief Financial Officer or General Counsel of the

Company shall exercise the voting rights with respect to such shares of Series B-1 Preferred Stock in excess of the B-1 Voting Threshold in the same proportion as the outstanding common stock (excluding any and all common stock beneficially owned, directly or indirectly, by the Casdin Parties and Viking Parties (as defined below)) voted on the relevant matters.
To the extent the Series B-2 Preferred Stock held by Viking and each Permitted Transferee (as defined in the B-2 Certificate of Designations) (the “Viking Parties”) would, in the aggregate, represent voting rights with respect to more than 19.9% of the common stock (including the Series B-2 Preferred Stock on an as-converted basis) (the “B-2 Voting Threshold”), the Viking Parties will not be permitted to exercise the voting rights with respect to any shares of Series B-2 Preferred Stock, as applicable, held by them in excess of the B-2 Voting Threshold and the Chief Financial Officer or General Counsel of the Company shall exercise the voting rights with respect to such shares of Series B-2 Preferred Stock in excess of the B-2 Voting Threshold in the same proportion as the outstanding common stock (excluding any and all common stock beneficially owned, directly or indirectly, by the Casdin Parties and the Viking Parties) voted on the relevant matters.
9.What is the difference between holding shares as a stockholder of record and as a beneficial owner?
Many stockholders beneficially own shares held in “street name” by a broker, bank, trustee, or other nominee rather than holding the shares directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.
•Stockholder of Record. If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered the stockholder of record with respect to those shares, and the Notice was sent directly to you by our mailing agent. As the stockholder of record, you have the right to grant your voting proxy directly to our designated proxies or to vote in person at the Annual Meeting. You may vote online or by telephone as described below under the heading “How can I vote my shares without attending the Annual Meeting?” and on the Notice. If you requested a printed copy of the proxy materials, you may also vote by mail by following the instructions on your proxy card.
•Beneficial Owner. If your shares are held in a brokerage account or by another intermediary, you are considered the beneficial owner of shares held in street name, and the Notice was forwarded to you by your broker, bank, trustee, or other nominee. As the beneficial owner, you have the right to direct your broker, bank, trustee, or other nominee how to vote your shares, and you are also invited to attend the Annual Meeting.
Since a beneficial owner is not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you obtain a “legal proxy” from the broker, bank, trustee or nominee that holds your shares giving you the right to vote the shares at the meeting. If you are a beneficial owner and do not wish to vote in person or you will not be attending the Annual Meeting, you may vote by following the instructions provided by your broker, bank, trustee, or other nominee.
10.How can I contact the Company’s transfer agent?
Contact our transfer agent by writing Computershare Trust Company, N.A., 462 South 4th Street, Suite 1600, Louisville, KY 40202. You may also contact our transfer agent by calling (800) 662-7232 or (781) 575-2879 or via its Investor Center at https://www-us.computershare.com/Investor/Contact.
11.How can I attend the Annual Meeting?
You are entitled to attend the Annual Meeting only if you were a Standard BioTools stockholder as of the Record Date or you hold a valid proxy for the Annual Meeting. If you are not a stockholder of record but beneficially own shares held in street name, you should provide proof of beneficial ownership as of the Record Date, such as your most recent account statement prior to April 18, 2022, together with a copy of the voting instruction card provided by your broker, bank, trustee or nominee, or other similar evidence of ownership.
If you do not comply with the procedures outlined above, you may not be admitted to the Annual Meeting.
Please let us know if you plan to attend the meeting by indicating your plans when prompted if you vote online or by telephone, or by marking the appropriate box on your proxy card if you vote by mail.
12.Will the Annual Meeting be webcast?
No.

13.How can I vote my shares in person at the Annual Meeting?
Shares held in your name as the stockholder of record may be voted by you in person at the Annual Meeting. Shares owned beneficially and held in street name may be voted by you in person at the Annual Meeting only if you obtain a legal proxy from the broker, bank, trustee, or other nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy or voting instructions as described below so that your vote will be counted if you later decide not to attend the meeting.
14.How can I vote my shares without attending the Annual Meeting?
By telephone or via the Internet
If you are a stockholder of record, you may vote by following the telephone or Internet voting instructions on your Notice.
If you are a beneficial owner of shares, your broker, bank, trustee, or other nominee may make telephone or Internet voting available to you. The availability of telephone and Internet voting for beneficial owners will depend on the voting processes of your broker, bank, trustee, or other nominee. Therefore, we recommend that you follow the voting instructions in the materials you receive.
By mail, if you requested a printed copy of the proxy materials
If you are a stockholder of record, complete, sign and date the enclosed proxy card or voting instruction card and return it in the return envelope provided (which is postage prepaid if mailed in the United States). If the prepaid envelope is missing, please mail your completed proxy card to Vote Processing, c/o Broadridge Financial Solutions, Inc., 51 Mercedes Way, Edgewood, NY 11717.
If you are a stockholder of record and you return your signed proxy card but do not indicate your voting preferences, the persons named in the proxy card as proxy holders—Dr. Michael Egholm and Vikram Jog—will vote the shares represented by your proxy card as recommended by our Board.
If you are a beneficial owner of shares and you requested a printed copy of the proxy materials from your broker, bank, trustee, or other nominee, simply complete the proxy card and mail it according to the instructions provided by your broker, bank, trustee, or other nominee.
You may attend the Annual Meeting in person even if you have already voted by proxy.
15.Can I change my vote or revoke my proxy?
You may change your vote at any time prior to the taking of the vote at the Annual Meeting. If you are the stockholder of record, you may change your vote by (i) granting a new proxy bearing a later date (which automatically revokes the earlier proxy) using any of the methods described above (and until the applicable deadline for each method), (ii) providing a written notice of revocation to our corporate secretary at Standard BioTools Inc., 2 Tower Place, Suite 2000, South San Francisco, California 94080, Attn: Corporate Secretary, prior to your shares being voted, or (iii) attending the Annual Meeting and voting in person. Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request. For shares held in street name, you may change your vote by submitting new voting instructions to your broker, bank, trustee, or nominee following the instructions they provided or, if you have obtained a legal proxy from your broker, bank, trustee, or nominee giving you the right to vote your shares, by attending the Annual Meeting and voting in person.
16.Is there a list of stockholders entitled to vote at the Annual Meeting?
The names of stockholders of record entitled to vote at the Annual Meeting will be available at the Annual Meeting and from our corporate secretary for ten days prior to the meeting for any purpose germane to the meeting, between the hours of 9:00 a.m. and 4:30 p.m., at our corporate headquarters at 2 Tower Place, Suite 2000, South San Francisco, California 94080.
17.Is my vote confidential?
Proxy instructions, ballots, and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within the Company or to third parties, except as necessary to meet applicable legal requirements, to allow for the tabulation of votes and certification of the vote, or to facilitate a successful proxy solicitation.
18.How many shares must be present or represented to conduct business at the Annual Meeting?
As of the Record Date, there were 77,252,135 shares of our common stock and 127,780 shares of Series B-1 Preferred Stock and 127,779 shares of Series B-2 Preferred Stock outstanding. Each holder of our common stock is entitled to one vote for each share of common stock held as of the Record Date, and each holder of our Series B-1 Preferred Stock is entitled to that number of votes calculated in accordance with the B-1 Certificate of Designations previously filed as an exhibit to our Current Report on Form 8-K filed with the Securities and Exchange Commission on April 5, 2022 and each holder of our Series B-2 Preferred Stock is entitled to that number of votes calculated in accordance with the B-2 Certificate of Designations previously filed as an exhibit to our Current Report on Form 8-K filed with the Securities and Exchange Commission on April 5, 2022. The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the voting power of all of the shares of our capital stock outstanding on the Record Date will constitute a quorum. The holders of our capital stock were entitled to an aggregate of 152,416,531 votes as of the close of business on the Record Date. Abstentions and “broker non-votes” are counted as present and entitled to vote for purposes of determining a quorum. A “broker non-vote” occurs when a broker, bank, trustee, or other nominee holding shares for a beneficial owner does not vote on a particular proposal because that holder does not have discretionary voting power for that particular item and has not received voting instructions from the beneficial owner. If there is no quorum, the chairperson of the meeting or the holders of a majority of the stock issued and outstanding present at the Annual Meeting may adjourn the meeting to another date.
19.What is the voting requirement to approve each of the proposals?

Proposal	Vote Required	Discretionary Voting Allowed?
Election of Class III Directors	Plurality of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors	No
Advisory Vote on Approval of Executive Compensation	Majority of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter	No
Ratification of Appointment of PwC for the year ending December 31, 2022	Majority of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter	Yes
If you are a beneficial owner, your broker, bank, trustee, or other nominee is permitted to vote your shares on the ratification of the appointment of PwC as our independent registered public accounting firm for the year ending December 31, 2022, even if the record holder does not receive voting instructions from you. However, your broker, bank, trustee, or other nominee does not have discretionary authority to vote on the election of the Class III directors without instructions from you, in which case a broker non-vote will occur and your shares will not be voted on this matter. In addition, discretionary voting is not allowed with respect to the advisory vote to approve the compensation of our named executive officers. Accordingly, if you are a beneficial owner, it is particularly important that you provide your instructions for voting your shares on the election of the Class III directors and the advisory vote on approval of executive compensation to your broker, bank, trustee, or other nominee.
Election of Class III Directors
The election of directors requires a plurality of the voting power of the shares present in person or by proxy at the meeting and entitled to vote thereon to be approved. Therefore, the two nominees receiving the highest number of affirmative “FOR” votes will be elected as Class III directors. You may (i) vote “FOR” all nominees, (ii) “WITHHOLD” your vote as to all nominees, or (iii) vote “FOR ALL EXCEPT” for those specific nominees from whom you withhold your vote. A properly executed proxy card marked “WITHHOLD” or “FOR ALL EXCEPT” will not be voted with respect to the election of the applicable Class III director(s) although it will be counted for purposes of determining whether there is a quorum. Abstentions and broker non-votes will not affect the outcome of the election of the Class III directors.
Advisory Vote on Approval of Executive Compensation
The affirmative “FOR” vote of a majority of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the proposal is required to approve, on an advisory basis, the compensation awarded to our named executive officers for the year ended December 31, 2021. You may vote “FOR,” “AGAINST,” or “ABSTAIN” on this proposal. Abstentions have the same effect as a vote against the proposal. Broker non-votes are not included in the tabulation of voting results on this proposal, and will not affect the outcome of voting on this proposal. Although the vote is non-binding, our Board and our Compensation Committee value the opinions of our stockholders in this matter and, to the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, we will endeavor to communicate with stockholders to better understand the concerns that influenced the vote, consider our stockholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

Ratification of Appointment of PricewaterhouseCoopers LLP
The affirmative “FOR” vote of a majority of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the proposal is required to ratify the appointment of PwC as our independent registered public accounting firm for the year ending December 31, 2022. You may vote “FOR,” “AGAINST,” or “ABSTAIN” on this proposal. Abstentions have the same effect as a vote against the proposal. Broker non-votes are not included in the tabulation of voting results on this proposal, and will not affect the outcome of voting on this proposal. Notwithstanding the appointment of PwC and even if our stockholders ratify the appointment, our Audit Committee, in its discretion, may appoint another independent registered public accounting firm at any time during our fiscal year if our Audit Committee believes that such a change would be in the best interests of our Company and our stockholders.
20.Interest of Executive Officers and Directors
None of our executive officers or directors has any substantial interest in any matter to be acted upon, other than our directors, with respect to the election to office of the directors so nominated.
21.What happens if additional matters are presented at the Annual Meeting?
Other than the items of business described in this proxy statement, we are not aware of any other business to be acted upon at the Annual Meeting. If you grant a proxy, the persons named as proxy holders, Dr. Michael Egholm and Vikram Jog, or either of them, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If for any reason a Class III director nominee is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate as may be nominated by our Board.
22.Who will count the votes?
A representative of our mailing agent, Broadridge Financial Solutions, Inc. (“Broadridge”), will tabulate the votes and act as inspector of elections.
23.Who will bear the cost of soliciting votes for the Annual Meeting?
We will pay the entire cost of preparing, assembling, printing, mailing, and distributing these proxy materials and soliciting votes. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone, or by electronic communication by our directors, officers, and employees, who will not receive any additional compensation for such solicitation activities. We may also reimburse brokerage firms, banks, trustees, and other nominees for the cost of forwarding proxy materials to beneficial owners. We have hired Alliance Advisors, LLC (“Alliance Advisors”) to help us solicit proxies. We expect to pay Alliance Advisors a base fee of $7,500 plus reimbursement of reasonable out-of-pocket expenses. Proxy solicitations will be made primarily through the mail, but may be supplemented by telephone, facsimile, Internet, or personal solicitation by Alliance Advisors.
24.Where can I find the voting results of the Annual Meeting?
We will announce preliminary voting results at the Annual Meeting. We will also disclose voting results on a Current Report on Form 8-K (a “Form 8-K”) filed with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Annual Meeting, we will file a Form 8-K to publish preliminary results and, within four business days after final results are known, file an additional Form 8-K to publish the final results.
25.What is “householding” and how does it affect me?
We have adopted a procedure approved by the SEC called “householding.” Under this procedure, stockholders of record who have the same address and last name will receive only one copy of the Notice unless one or more of these stockholders notifies us that they wish to receive individual copies. Stockholders who participate in householding will continue to be able to request and receive separate proxy cards. This procedure will reduce our printing costs and postage fees.
If you are eligible for householding but you and other stockholders of record with whom you share an address received multiple copies of the Notice, or if you hold stock in more than one account, and, in either case, you wish to receive only a single copy of the Notice for your household, please contact our mailing agent, Broadridge, either by calling (800) 579-1639, via the Internet at http://www.proxyvote.com, or via email at sendmaterial@proxyvote.com.
If you participate in householding and wish to receive a separate copy of the Notice, or if you do not wish to continue to participate in householding and prefer to receive separate copies in the future, please contact Broadridge as indicated above.

Upon request, we will promptly deliver a separate copy of the Notice and, if applicable, the proxy materials to any stockholder at a shared address to which we delivered a single copy of any of these documents.
Beneficial owners can request information about householding from their broker, banks, trustee, or other nominee.
26.What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?
Stockholder Proposals
Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at the next annual meeting of stockholders by submitting their proposals in writing to our corporate secretary in a timely manner. For a stockholder proposal to be considered for inclusion in our proxy statement for our next annual meeting of stockholders, our corporate secretary must receive the written proposal at our principal executive offices not later than January 2, 2023; provided, however, that in the event that we hold our 2023 annual meeting of stockholders more than 30 days before or 60 days after the one-year anniversary date of the 2022 Annual Meeting, we will disclose the new deadline by which stockholder proposals must be received under Item 5 of our earliest possible Quarterly Report on Form 10-Q or, if impracticable, by any means reasonably calculated to inform stockholders. In addition, stockholder proposals must otherwise comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such proposals also must comply with SEC regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Proposals should be addressed to:
Standard BioTools Inc.
Attn: Corporate Secretary
2 Tower Place, Suite 2000
South San Francisco, California 94080
Our bylaws also establish an advance notice procedure for stockholders who wish to present a proposal before an annual meeting of stockholders, but do not intend for the proposal to be included in our proxy statement. Our bylaws provide that the only business that may be conducted at an annual meeting is business that is (i) specified in the Company’s proxy materials with respect to such meeting, (ii) otherwise properly brought before the meeting by or at the direction of our Board, or (iii) properly brought before the meeting by a stockholder of record entitled to vote at the annual meeting who has delivered timely written notice to our corporate secretary, which notice must contain the information specified in our bylaws. To be timely for our 2023 annual meeting of stockholders, our corporate secretary must receive the written notice at our principal executive offices:
•not earlier than February 16, 2023, and
•not later than March 18, 2023.
In the event that we hold our 2023 annual meeting of stockholders more than 30 days before or more than 60 days after the one-year anniversary date of the 2022 Annual Meeting, then notice of a stockholder proposal that is not intended to be included in our proxy statement must be received no earlier than the close of business on the 120th day before the 2023 annual meeting and no later than the close of business on the later of the following two dates:
•    the 90th day prior to the 2023 annual meeting, or
•    the 10th day following the day on which public announcement of the date of such meeting is first made.
If a stockholder who has notified us of his, her or its intention to present a proposal at an annual meeting does not appear to present such proposal at such meeting, we are not required to present the proposal for a vote at the meeting.
Nomination of Director Candidates
Our bylaws permit stockholders to nominate directors for election at an annual meeting of stockholders. To nominate a director, the stockholder must provide the information required by our bylaws. In addition, the stockholder must give timely notice to our corporate secretary in accordance with our bylaws, which, in general, require that the notice be received by our corporate secretary within the time described above under “Stockholder Proposals” for stockholder proposals that are not intended to be included in our proxy statement.
In addition, it is the policy of our Nominating and Corporate Governance Committee to consider recommendations for candidates to the Board from stockholders holding not less than one percent (1%) of the outstanding shares of our common stock continuously for at least twelve months prior to the date of submission of the recommendation or nomination. Any such recommendations should include the nominee’s name and qualifications for membership on our Board, and should be directed to our corporate secretary at our address set forth above. For additional information regarding stockholder recommendations for director candidates, please see the section entitled “Corporate Governance and Board of Directors — Process for Recommending Candidates to the Board of Directors.”
Availability of Bylaws
Our bylaws are available on our website at https://investors.fluidigm.com/corporate-governance/governance-overview. You may also contact our corporate secretary at our principal executive offices for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

CORPORATE GOVERNANCE AND BOARD OF DIRECTORS
Corporate Governance Principles
Our Board has adopted a set of principles that establish the corporate governance policies pursuant to which the Board intends to conduct its oversight of our business in accordance with its fiduciary responsibilities. Among other things, these corporate governance principles address the establishment and operation of Board committees, the role of our chairman, and matters relating to director independence and performance assessments. Our corporate governance principles can be found on our website at https://investors.fluidigm.com by clicking on Governance — Governance Overview.
Role and Composition of the Board
As identified in our corporate governance principles, the role of our Board is to oversee the performance of our CEO and other senior management. Our Board is responsible for hiring, overseeing, and evaluating management, while management is responsible for running our day-to-day operations.
Our Board currently has eight members and is divided into three staggered classes of directors, except the Series B-1 Preferred Director and Series B-2 Preferred Director who are not in a class. The Board is nominating two nominees for election as Class III directors. Pursuant to the terms of the certificates of designations of our Series B-1 Preferred Stock and Series B-2 Preferred Stock, the holders of a majority of the Series B-1 Preferred Stock, voting as a separate class, are entitled to nominate and elect one member to the Board at this Annual Meeting for so long as Casdin and its Permitted Transferees (as defined in the B-1 Certificate of Designations) continue to beneficially own shares of Series B-1 Preferred Stock that represent at least 7.5% of the outstanding shares of common stock, on an as converted basis, and the holders of a majority of the Series B-2 Preferred Stock, voting as a separate class, are entitled to nominate and elect one member to the Board at this Annual Meeting for so long as Viking and its Permitted Transferees (as defined in the B-2 Certificate of Designations) continue to beneficially own shares of Series B-2 Preferred Stock that represent at least 7.5% of the outstanding shares of common stock, on an as converted basis. Eli Casdin is expected to be elected by the holders of a majority of the Series B-1 Preferred Stock as the Series B-1 Director and Martin Madaus is expected to be elected by the holders of a majority of the Series B-2 Preferred Stock as the Series B-2 Director. Each of Mr. Casdin and Dr. Madaus has agreed to serve as a director.
The following table sets forth the names, ages as of April 18, 2022, and certain other information for each of our current directors:

Name	Class	Age	Position	Director Since	Current Term Expires	Expiration of Term For Which Nominated
Michael Egholm	I	59	President, CEO, and Director	2022	2023	—
Bill W. Colston(1)	I	54	Director	2019	2023	—
Gerhard F. Burbach(1)(2)(3)	II	60	Director	2013	2024	—
Carlos Paya(3)	II	63	Chairman	2017	2024	—
Laura M. Clague(2)	III	63	Director	2018	2022	2025
Frank R. Witney	III	68	Director	2022	2022	2025
Eli Casdin	NA	49	Director	2022	2022	2023
Martin Madaus(1)(2)	NA	62	Director	2022	2022	2023
_______________________
(1)    Member of our Compensation Committee
(2)    Member of our Audit Committee
(3)    Member of our Nominating and Corporate Governance Committee
Except with respect to directors elected by the Series B Preferred Stock, at each annual meeting of stockholders, a class of directors is elected for a term of three years to succeed the class of directors whose terms are then expiring. The terms of the directors will expire upon the election and qualification of successor directors at the annual meeting of stockholders to be held during the years 2023 for the Class I directors, 2024 for the Class II directors, and 2025 for the Class III directors.

2021 Board Meetings
During 2021, our Board held fifty-six (56) meetings (including regularly scheduled and special meetings). All of our directors attended at least 75% of the aggregate number of meetings of the Board and of the committees on which they served during the past fiscal year, in each case during the period that he or she served as a director.
Director Attendance at Annual Meeting of Stockholders
Although we do not have a formal policy regarding attendance by members of our Board at annual meetings of stockholders, we encourage all directors to attend. Five of the then-seven members of our Board attended our 2021 annual meeting of stockholders.
Board Leadership Structure
Our corporate governance principles provide that the Board will fill the chairman and CEO positions based upon the Board’s view of what is in our best interests at any point in time. Although our current chairman is a non-employee director, the Board has not adopted any policy requiring separation of the chairman and CEO positions or requiring allocation of the chairman position to a non-employee director. Dr. Carlos Paya, an independent director with substantial board and executive leadership experience, currently serves as our chairman. In addition to Standard BioTools, Dr. Paya currently serves on the board of directors of Mallinckrodt plc (OTC:MNKKQ) and as chairman of the board of Vaxcyte, Inc. (Nasdaq: PCVX), a vaccine company, and Highlight Therapeutics S.L., a privately held immuno-oncology company. Our Board believes that Dr. Paya’s qualifications to serve as chairman include his experience as a trained immunologist, infectious disease expert and physician, combined with his operating experience as an executive and chief executive officer in the life sciences industry.
Separating the positions of the chairman and CEO allows our CEO to focus on our day-to-day business, while allowing our chairman to lead our Board in its fundamental role providing independent advice to and oversight of management. The Board believes that having an independent director serve as chairman is the appropriate leadership structure for Standard BioTools at this time and demonstrates our commitment to good corporate governance.
Director Independence
As a company listed on the Nasdaq Global Select Market (“Nasdaq”), we are required by the Nasdaq listing requirements to maintain a board of directors comprising a majority of “independent directors,” as determined affirmatively by our Board. In addition, the Nasdaq rules require that, subject to specified exceptions, each member of our Audit, Compensation, and Nominating and Corporate Governance Committees be independent. In March 2022, our Board undertook a review of the independence of our directors and considered whether any director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. As a result of this review, our Board determined that a majority of our current directors are “independent directors” as defined under applicable Nasdaq rules, including Gerhard F. Burbach, Laura M. Clague, Bill W. Colston, Martin Madaus, Carlos Paya, and Frank Witney. Michael Egholm is not considered an independent director because of his positions as our President and Chief Executive Officer, effective April 4, 2022, and Eli Casdin is not considered an independent director because of his service as Chief Executive Officer of an entity in which Dr. Egholm serves on the board of directors. There are no family relationships among any of our directors and officers.
Our Board previously determined that each of Nicolas M. Barthelemy and Ana K. Stankovic was an independent director during his or her service as a director in 2021 and until each resigned from the Board effective April 4, 2022. Stephen Christopher Linthwaite was not considered an independent director during 2021 through his resignation from the Board effective April 4, 2022 because of his positions as our President and Chief Executive Officer. Our Board was composed of a majority of independent directors at all times during 2021 and continues to be so comprised. There were no family relationships among any of our directors and officers during 2021.
Executive Sessions of Independent Directors
In order to promote open discussion among independent directors, our Board has a policy of conducting executive sessions of independent directors during each regularly scheduled board meeting and at such other times as requested by an independent director. These executive sessions are chaired by our chairman. Dr. Egholm does not participate in such sessions.
Board’s Role in Risk Oversight
While our management team is responsible for the day-to-day management of the risks Standard BioTools faces, our Board has the responsibility to oversee management’s processes for identifying, monitoring, and addressing enterprise risks, evaluate and discuss with management its assessments of matters relating to enterprise risks, and oversee and monitor management’s plans to address such risks. The Board takes an enterprise-wide approach to risk management designed to support the achievement of organizational objectives, including strategic objectives, to improve long-term organizational performance, and to enhance stockholder value. In order to understand the most significant risks faced by the Company and the steps being taken to manage those risks, Standard BioTools conducts quarterly enterprise risk management assessments, facilitated by the Company’s executive leadership team in collaboration with the internal audit function, which are presented by management at each quarterly Board meeting. The Board’s review of our business is an integral aspect of its assessment of management’s tolerance for risk and its determination as to the appropriate level of risk for our Company.
Although the Board has determined that enterprise risk management should be the responsibility of the Board as a whole, it has delegated responsibility to oversee specific areas of risk management to its committees. Our Audit Committee focuses on financial risks, including risks related to the Company’s investment policy and practices, as well as overseeing the Company’s information technology risk management program. Together with our Nominating and Corporate Governance Committee, the Audit Committee also monitors the Company’s compliance with laws, regulations, and related Company policies, including our whistleblower policy, anticorruption compliance policy, related person transactions policy, and Code of Ethics and Conduct. Our Nominating and Corporate Governance Committee additionally assists the Board in fulfilling its oversight responsibilities with respect to the management of risk associated with corporate governance and board organization, membership, and structure. Our Compensation Committee considers risks related to the attraction and retention of talent and risks related to the design of compensation programs and arrangements. Additional information about the Compensation Committee’s role in risk oversight can be found in our Compensation Discussion and Analysis under “Risk Management Considerations.”
At periodic meetings of the Board and its committees and in other meetings and discussions, management reports to, and seeks guidance from, the Board and its committees with respect to the most significant risks that could affect our business, such as legal, financial, tax, audit, and cybersecurity-related risks. In addition, among other matters, management provides periodic reports on our compliance programs and efforts to our Audit Committee and Nominating and Corporate Governance Committee.
Board Committees
Our Board has three standing committees: an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. Each committee operates under a written charter approved by our Board that satisfies the applicable standards of the SEC and Nasdaq. The committee charters are available on our website at https://investors.fluidigm.com by clicking on Governance — Governance Overview.
The table below shows the members and chairs of each committee and the number of meetings held in 2021.

	Audit	Compensation	Nominating and Corporate Governance
Nicolas M. Barthelemy(1)	X(2)	C
Gerhard F. Burbach	X	C(3)	X
Laura M. Clague	C(4)
Bill W. Colston		X
Carlos Paya			C
Ana K. Stankovic(5)	X(5)		X(5)
Meetings in 2021	7	9	8
_______________________
C = Chair
(1)Mr. Barthelemy stepped down from our Board, including all committees, in April 2022.
(2)Mr. Barthelemy stepped down from our Audit Committee in July 2021.
(3)Mr. Burbach was appointed to replace Mr. Barthelemy as chair in April 2022.
(4)Board-designated “audit committee financial expert” under SEC rules.
(5)Dr. Stankovic was appointed to our Audit and Nominating and Corporate Governance Committees in February 2021. Dr. Stankovic stepped down from our Board, including all committees, in April 2022.
Audit Committee. Our Audit Committee is currently chaired by Laura M. Clague. Our Board has determined that each member of the Audit Committee is independent and financially literate under the current rules and regulations of the SEC and Nasdaq and that Ms. Clague qualifies as an “audit committee financial expert” within the meaning of the rules and regulations of the SEC.

The Audit Committee oversees our corporate accounting and financial reporting process and the financial and cybersecurity aspects of our enterprise risk management process, and assists our Board in monitoring our financial systems and our legal and regulatory compliance. Our Audit Committee is authorized to, among other things:
•oversee the work of our independent registered public accounting firm;
•approve the hiring, discharge, and compensation of our independent registered public accounting firm;
•approve engagements of our independent registered public accounting firm to render any audit or permissible non-audit services;
•evaluate the qualifications, independence, and performance of our independent registered public accounting firm;
•discuss and, as appropriate, review with management and our independent registered public accounting firm our annual and quarterly financial statements and our major critical accounting policies and practices;
•review management’s assessment of our internal controls; and
•review the adequacy and effectiveness of our internal control policies and procedures.
Compensation Committee. Our Compensation Committee is currently chaired by Gerhard F. Burbach. Each member of the Compensation Committee is an independent director under the applicable rules and regulations of the SEC and Nasdaq. Furthermore, if required to ensure compliance with Rule 16b-3 under the Exchange Act, a subcommittee of the Compensation Committee or the Board considers and approves the grant of equity awards to our executive officers.
The Compensation Committee oversees our corporate compensation programs and is authorized to, among other things:
•review and approve, or make recommendations to the Board to approve, the compensation and benefits of our CEO and other executive officers;
•review and approve, or make recommendations to the Board to approve, our corporate goals and objectives relevant to the compensation of our CEO;
•provide oversight of the Company’s overall compensation plans and benefits program; and
•administer our equity incentive plans.
Please see the sections entitled “Executive Compensation” and “Compensation of Non-Employee Directors” for a description of our processes and procedures for the consideration and determination of executive and director compensation.
Nominating and Corporate Governance Committee. Our Nominating and Corporate Governance Committee is currently chaired by Dr. Carlos Paya. Our Board has determined that each member of our Nominating and Corporate Governance Committee is an independent director under the applicable rules and regulations of the SEC and Nasdaq.
Our Nominating and Corporate Governance Committee oversees and assists our Board in reviewing and recommending nominees for election as directors and oversees our corporate governance matters. Among other things, the Nominating and Corporate Governance Committee is authorized to:
•evaluate and make recommendations regarding the composition, organization, and governance of the Board and its committees;
•evaluate the performance of members of the Board and make recommendations regarding committee and chair assignments;
•recommend desired qualifications for Board membership and conduct searches for potential members of the Board;
•oversee the orientation process for new directors and continuing director education;
•review and recommend Board compensation programs for outside directors;
•review and make recommendations concerning management succession planning; and
•develop and make recommendations with regard to our corporate governance guidelines.
The Nominating and Corporate Governance Committee also reviews our initiatives with respect to sustainability and corporate responsibility, including environmental and social matters.
Compensation Committee Interlocks and Insider Participation
None of the members of our Compensation Committee during our last fiscal year (which included Nicolas M. Barthelemy, Gerhard F. Burbach, and Bill W. Colston) was an officer or employee of our Company. During our last fiscal year, none of our executive officers served as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board or Compensation Committee.

Considerations in Identifying and Evaluating Director Nominees
Our Nominating and Corporate Governance Committee has established policies and procedures relating to the consideration of any individual recommended as a prospective director nominee from stockholders. Please see the section entitled “Process for Recommending Candidates to the Board of Directors” below for details. The Nominating and Corporate Governance Committee will consider candidates recommended by stockholders in the same manner as candidates recommended to the Committee from other sources.
The Nominating and Corporate Governance Committee is responsible for determining the criteria for membership to our Board and recommending candidates for election to the Board. In its evaluation of director candidates, including the members of the Board eligible for reelection, our Nominating and Corporate Governance Committee considers the following:
•the current size and composition of our Board and the needs of the Board and its respective committees;
•factors such as character, integrity, judgment, diversity of background (including gender, race, and ethnicity) and experience, independence, area of expertise, corporate experience, length of service, potential conflicts of interest, other commitments, and the like; and
•other factors that our Nominating and Corporate Governance Committee may consider appropriate.
Any nominee for a position on the Board must satisfy the following minimum qualifications:
•the highest personal and professional ethics and integrity;
•proven achievement and competence in the nominee’s field and the ability to exercise sound business judgment;
•skills that are complementary to those of the existing Board;
•the ability to assist and support management and make significant contributions to the Company’s success; and
•an understanding of the fiduciary responsibilities required of a member of the Board and the commitment of time and energy necessary to diligently carry out those responsibilities.
If our Nominating and Corporate Governance Committee determines that an additional or replacement director is required, the Nominating and Corporate Governance Committee may take such measures as it considers appropriate in connection with its evaluation of a director candidate, including candidate interviews, inquiry of the person or persons making the recommendation or nomination, engagement of an outside search firm to gather additional information, or reliance on the knowledge of the members of the Committee, Board, or management. We have from time to time retained a third-party search firm to assist with the identification and evaluation of qualified candidates to serve on the Board.
In addition, as discussed above, the holders of the Series B-1 Preferred Stock, voting as a separate class, are entitled to appoint the Series B-1 Preferred Director to the Board for so long as Casdin and its Permitted Transferees (as defined in the B-1 Certificate of Designations) continue to beneficially own shares of Series B-1 Preferred Stock that represent at least 7.5% of the outstanding shares of common stock, on an as converted basis and the holders of the Series B-2 Preferred Stock, voting as a separate class, are entitled to appoint the Series B-2 Preferred Director to the Board for so long as Viking and its Permitted Transferees (as defined in the B-2 Certificate of Designations) continue to beneficially own shares of Series B-2 Preferred Stock that represent at least 7.5% of the outstanding shares of common stock, on an as converted basis.
Board Diversity
Our director nominating policies include specific references to factors relating to diversity, such as diversity of gender, race and national origin, education, professional experience, and differences in viewpoints and skills. Our Nominating and Corporate Governance Committee believes that it is essential that the Board members represent diverse viewpoints and considers these factors in its deliberations over Board expansion and potential candidates.
Because we are a public company with our principal executive office located in the State of California, we may be required under California Senate Bill 826 adopted in 2018 (“SB 826”) and the recently enacted California Assembly Bill 979 (“AB 979”) to meet certain requirements with respect to the number of women and members of other underrepresented communities on our Board. As of the date of this proxy statement, we are out of compliance with SB 826, having only one of the required three female directors. We are currently in compliance with the requirements of AB 979 based on our current Board composition; however, we may be required under AB 979 to have two directors from designated underrepresented communities by the end of 2022. Our Nominating and Corporate Governance Committee is conducting an active search for additional women candidates to join the Board, in addition to prioritizing the selection of diverse directors who meet the requirements of AB 979.

Board Diversity Matrix (as of April 18, 2022)

Board Size
Total Number of Directors	8
Part I: Gender Identity	Male	Female	Non-Binary	Did Not Disclose Gender
Number of directors based on gender identity	7	1	—	—
Part II: Demographic Background
African American or Black	—	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	—	—	—
Hispanic or Latinx	1	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	6	1	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	—	—	—	—
Did Not Disclose Demographic Background	—	—	—	—
Process for Recommending Candidates to the Board of Directors
It is the policy of our Nominating and Corporate Governance Committee to consider recommendations for candidates to the Board from stockholders holding not less than one percent (1%) of the outstanding shares of our common stock continuously for at least twelve months prior to the date of submission of the recommendation or nomination. Stockholder recommendations for candidates to the Board must be directed in writing to Standard BioTools Inc., 2 Tower Place, Suite 2000, South San Francisco, California 94080, Attention: Corporate Secretary, and must include the candidate’s name, home and business contact information, detailed biographical data, relevant qualifications, a signed letter from the candidate confirming willingness to serve, information regarding any relationships between the candidate and Standard BioTools, and evidence of the recommending stockholder’s ownership of our stock. Such recommendations must also include a statement from the recommending stockholder in support of the candidate, particularly within the context of the criteria for Board membership, including issues of character, integrity, judgment, diversity of background and experience, independence, area of expertise, corporate experience, length of service, potential conflicts of interest, other commitments, and the like, and personal references. For details regarding the process to nominate a director directly for election to the Board at an annual meeting of the stockholders, please see item 26 of the General Information section entitled “What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors? — Nomination of Director Candidates.”
Code of Ethics and Conduct
We are committed to the highest standards of integrity and ethics in the way we conduct our business. We have adopted a code of ethics and conduct that applies to the members of our Board, our officers and employees (including our CEO, Chief Financial Officer, and Principal Accounting Officer), as well as our agents, contractors, and consultants. Our code of ethics and conduct establishes our policies and expectations with respect to a wide range of business conduct, including preparation and maintenance of financial and accounting information, compliance with laws, and conflicts of interest.
Under our code of ethics and conduct, each of our directors, officers, and employees is required to report suspected or actual violations to the extent permitted by law. In addition, we have adopted separate procedures concerning the receipt and investigation of complaints relating to accounting or audit matters. These procedures have been adopted and are administered by our Audit Committee.
Our code of ethics and conduct can be found on our website at https://investors.fluidigm.com by clicking on Governance — Governance Overview. When required by the rules of the SEC or Nasdaq, we will disclose any future amendment to, or waiver of, any provision of the code of ethics and conduct for our CEO, Principal Financial Officer, Principal Accounting Officer, or any member of our Board on our website at https://investors.fluidigm.com in the Governance Overview section, within four business days following the date of such amendment or waiver.

Stockholder Engagement
We believe that understanding the perspective of our stockholders is a key component of good corporate governance and we are committed to an active and robust stockholder engagement program. The goals of our stockholder engagement program are to:
•provide transparency and visibility into our strategy, our financial and operational performance, and our governance practices;
•determine which issues are important to our stockholders and share our views on those issues; and
•discuss and seek feedback on our business, executive compensation, and corporate governance policies and practices.
We engage with stockholders year-round, involving our investor relations team, senior management, and our chairman or Board committee chairs as appropriate and/or requested. This includes participating in investor conferences, industry and formal events, in person one-on-one meetings, and conference calls throughout the year.
During 2020 and continuing into 2021, we solicited engagement with stockholders representing over 50 percent of our outstanding shares to request their feedback on our business strategy, company history, financial performance, governance, additions to the Board, and executive compensation programs. Members of our investor relations team and executive management have reached out to our largest active stockholders and spoken with those expressing concerns, with members of our Board joining certain discussions.
This dialogue has informed our Board’s meeting agendas, and led to governance enhancements that help us address the issues that matter most to our stockholders. In response to investor feedback, we adopted changes in guidance and our guidance financial metrics, enhanced our executive compensation practices, and implemented new policies formalizing our commitment to sound corporate social responsibility practices.
Communications with the Board
We have a practice of regularly engaging with our stockholders to seek their feedback, as further described in the section titled “Stockholder Engagement” above. Stockholders who wish to communicate with our Board or with an individual member of our Board are welcome to do so either (i) in writing, addressed to: Standard BioTools Inc., 2 Tower Place, Suite 2000, South San Francisco, California 94080, Attn: Corporate Secretary, or (ii) by going online to https://investors.fluidigm.com and clicking on Governance — Contact the Board. Communications are distributed to our Board, or to any individual directors as appropriate, depending on the facts and circumstances outlined in the communication.
Corporate Responsibility and Sustainability
Our mission is to improve life through comprehensive health insight. Our cutting-edge biotechnology tools empower researchers to deepen human understanding of health and disease and accelerate the development of therapies to increase the quality of all life. Consistent with this mission, we strive to conduct our business in a manner that demonstrates our respect for the environment in which we live and operate and our concern for the health and safety of the personnel throughout our organization and supply chain.
In 2019, at the recommendation of our Nominating and Corporate Governance Committee, our Board adopted:
•an enterprise-level environment, health, and safety policy;
•a statement of commitment to doing business responsibly by aligning our strategies and global operations with the United Nations Global Compact principles on human rights, labor laws, environmental protection, and corruption in business;
•a supply chain transparency and anti-slavery statement; and
•a business partner code of conduct formally defining our expectations for our distributors, suppliers, vendors, contractors, agents, and all other third parties who provide products or services to us.
These policies and statements can be found on our website at https://investors.fluidigm.com/social-responsibility.
In 2021, we published our inaugural Environmental, Social, and Governance (“ESG”) Report, which was prepared to highlight information regarding our ESG programs. The development of our environmental, health, safety, and social responsibility programs is ongoing. We will provide updates and additional information on our website as we move forward.

COMPENSATION OF NON-EMPLOYEE DIRECTORS
Compensation Policy
Non-employee directors receive an annual retainer for service on our Board and an annual retainer for service on committees of the Board as set forth below:

Annual cash retainer for each non-employee director	$40,000
Annual cash retainer for each Audit Committee member	$10,000
Annual cash retainer for each Compensation Committee member	$7,000
Annual cash retainer for each Nominating and Corporate Governance Committee member	$5,000
Annual cash retainer for each Strategic Transactions Committee member	$10,000
Additional cash retainer for chairmanship of the Board	$50,000
Additional cash retainer for chairing the Audit Committee	$10,000
Additional cash retainer for chairing the Compensation Committee	$8,000
Additional cash retainer for chairing the Nominating and Corporate Governance Committee	$5,000
We have also adopted an outside director equity compensation policy (the “Compensation Policy”) to formalize the granting of equity compensation to non-employee directors under our 2011 Equity Incentive Plan (the “2011 Plan”). As amended in March 2021, the Compensation Policy provides for automatic equity awards as set forth below:

		Grant Date Value:
Type of Award	Description	Restricted Stock Units (RSUs)	Stock Options
Initial Awards	Granted to new non-employee directors upon initial election / appointment	$63,250	$63,250
Annual Awards	Granted to continuing non-employee directors on the date of each annual meeting of the Company’s stockholders following election / appointment	$57,500	$57,500
Non-employee directors are eligible to receive all types of awards under the 2011 Plan except for incentive stock options, and may receive discretionary awards not covered by the Compensation Policy.
The exercise price of all stock options granted pursuant to the Compensation Policy will be 100% of the fair market value of our common stock on the date of grant and the term of all stock options will be ten years.
All awards granted to non-employee directors under the 2011 Plan are subject to vesting, conditioned upon the recipient’s continued service on the Board through the applicable vesting date, as set forth below.
•Initial option awards and initial restricted stock unit (“RSU”) awards vest in equal annual installments over four years.
•Annual option awards vest and become exercisable in 12 equal monthly installments.
•Annual RSU awards vest in full on the earlier to occur of (i) the first anniversary of the grant date and (ii) one day prior to the date of the Company’s next annual meeting of stockholders.
Non-employee directors are permitted to defer the settlement of their vested RSU awards—including RSUs elected in lieu of cash retainers—until the earlier to occur of (i) a qualifying change in control and (ii) termination of service as a Board member.
The administrator of the 2011 Plan, in its discretion, may change or otherwise revise the terms of awards granted under the Compensation Policy.
In the event of a “change of control” as defined in the 2011 Plan, all unvested equity awards then held by non-employee directors will vest fully and become exercisable as to all shares thereunder regardless of performance goals, vesting criteria, or other conditions.
RSUs in Lieu of Cash and RSU Deferral
Non-employee directors have the option to elect to receive an RSU award in lieu of 100% of their annual cash retainers payable for services to be rendered as a non-employee director, chairperson of the Board, or chair or member of any Board committee. RSUs elected in lieu of payments in cash vest quarterly but settlement of such RSUs can be deferred as described below.
Each non-employee director may elect to defer settlement of his or her RSU grants until the earlier of the termination of his or her service on our Board or a qualifying change in control.
Non-Employee Director Stock Ownership Guidelines
Our Board has approved stock ownership guidelines for our non-employee directors to further align their interests with the interests of our stockholders.
Pursuant to the guidelines, each non-employee director is expected to accumulate and hold a number of shares of our common stock equal to the lesser of (i) that number of shares with a value equal to three times his or her Board cash retainer or (ii) 19,540 shares, and to maintain this minimum amount of stock ownership during the director’s tenure on the Board. For purposes of determining stock ownership pursuant to the guidelines, we include shares owned outright and vested in-the-money stock options, but do not include value or shares attributable to unvested time vesting restricted stock, unvested and/or out-of-the money stock options and/or unearned performance shares. Our non-employee directors are expected to achieve the applicable level of ownership by the end of the fiscal year that follows the five-year anniversary of the date he or she becomes covered by the guidelines.
Non-employee directors are not required to purchase shares on the open market in order to comply with the guidelines. In the event a non-employee director falls out of compliance with the guidelines at any time, he or she will be required to maintain 50% of the shares (net of tax and exercise costs) acquired through the vesting or exercise of awards until the guidelines are again satisfied. The guidelines include a once-met-always-met policy such that each non-employee director will be deemed to satisfy the guideline if they hold at least the number of shares that, as of the first measurement date they comply with the guidelines, was equal to the guideline value (i.e., following the initial compliance, the policy for each non-employee director will reset to the lesser of the guideline value or the number of shares that originally satisfied the guideline).
2021 Director Compensation
The following table sets forth information concerning compensation paid or accrued for services rendered to us by members of our Board for the year ended December 31, 2021. The table excludes Mr. Casdin, Dr. Egholm, Dr. Madaus, and Dr. Witney, who joined the Board in 2022, and Mr. Linthwaite, who was a named executive officer and did not receive any compensation from us in his role as a director in 2021.

	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Total ($)
Nicolas M. Barthelemy	70,834	57,502	57,501	185,837
Gerhard F. Burbach	72,000	57,502	57,501	187,003
Laura M. Clague	59,994(2)	57,502	57,501	174,997
Bill W. Colston	47,000	57,502	57,501	162,003
Carlos Paya	110,000	57,502	57,501	225,003
Ana K. Stankovic	55,000	57,502	57,501	170,003
_________________________
(1)Amounts represent the aggregate grant date fair value of the option award and RSU awards, as applicable, calculated in accordance with Financial Accounting Standards Board ASC Topic 718, Stock Compensation, as amended, without regard to estimated forfeitures. See Note 13 of the notes to our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2021 for a discussion of valuation assumptions made in determining the grant date fair value and compensation expense of our stock options and RSU awards.
(2)Amount reflects RSUs received in lieu of cash fees for 2021.

Director Equity Awards
The aggregate numbers of shares underlying stock options and RSUs outstanding at December 31, 2021 for each non-employee director were as follows:

	Aggregate Number of Shares Underlying Stock Options Outstanding as of December 31, 2021	Aggregate Number of Shares Underlying RSUs Outstanding as of December 31, 2021
Nicolas M. Barthelemy	76,791(2)	10,342(2)
Gerhard F. Burbach	128,791	44,544(1)
Laura M. Clague	58,191	47,501(1)
Bill W. Colston	45,119	12,674
Carlos Paya	76,791	10,342
Ana K. Stankovic	27,639(2)	16,508(2)
_________________________
(1)    Amount includes RSUs with respect to which settlement has been deferred.
(2)    The outstanding Company equity awards held by Mr. Barthelemy and Dr. Stankovic vested in full as of April 4, 2022, in connection with their resignations from the Board.

PROPOSAL NUMBER 1
ELECTION OF CLASS III DIRECTORS
Board Structure
Our Board currently consists of eight directors, including two directors elected by the holders of Series B Preferred Stock. Six of the directors are distributed among three staggered classes (Classes I, II and III), of two directors each. At each annual meeting of stockholders, a class of directors is elected for a term of three years to succeed the class of directors whose terms are then expiring. The terms of the directors will expire upon the election and qualification of successor directors at the annual meeting of stockholders to be held this year for the Class III directors, in 2023 for the Class I directors, and in 2024 for the Class II directors, or upon their earlier death, resignation or removal. One of our directors is elected to a one year term by the vote of the holders of a majority of the voting power of our Series B-1 Preferred Stock and one of our directors is elected to a one year term by the vote of the holders of a majority of the voting power of our Series B-2 Preferred Stock. The directors elected by the Series B-1 Preferred Stock and Series B-2 Preferred stock are not assigned to a class.
Nominees for Class III Directors (Term Expiring in 2025)
At the 2022 Annual Meeting, two Class III directors will be elected to the Board by the holders of our stock (including the Series B Preferred Stock, voting as a single class). Our Nominating and Corporate Governance Committee recommended, and our Board nominated, Laura M. Clague and Frank Witney, each a current Class III director, as nominees for reelection as Class III directors at the 2022 Annual Meeting and each has consented to being named in this Proxy Statement.
Ms. Clague and Dr. Witney have each agreed to serve if elected, and management has no reason to believe that they will be unavailable to serve. In the event a nominee is unable or declines to serve as a director at the time of the 2022 Annual Meeting, proxies will be voted for any nominee who may be proposed by the Nominating and Corporate Governance Committee and designated by the present Board to fill the vacancy.
Biographical Information Concerning the Class III Director Nominees
Laura M. Clague, age 63, has been a member of our Board since October 2018. Ms. Clague has served as the chief financial officer of Travere Therapeutics, Inc. since November 2014. Ms. Clague previously served as the chief financial officer of the San Diego and Ohio operations of Amylin Pharmaceuticals, Inc., a wholly owned subsidiary of Bristol-Myers Squibb. Prior to the acquisition by Bristol-Myers Squibb in 2012, Ms. Clague was the vice president, corporate controller and chief accounting officer of Amylin for 10 years, and during this time also served as the chief financial officer of the Amylin/Lilly Collaboration. From 1988 to 1999, Ms. Clague was the director of finance and accounting operations for Sony Electronics, Inc. From 1985 to 1988, Ms. Clague served as internal audit supervisor at Cubic Corporation. From 1982 to 1985, Ms. Clague held various audit positions at KPMG. Ms. Clague also serves on the board of directors of Genasys Inc. (formerly LRAD Corporation), where she chairs the audit committee. Ms. Clague is a certified public accountant in the State of California, and has a B.S. in Business Administration from Menlo College. We believe that Ms. Clague’s extensive background in finance and accounting and her experience in the life sciences industry qualify her to serve on our Board.
Frank Witney, Ph.D., age 68, joined our Board in April 2022. Dr. Witney has served as an operating partner at Ampersand Capital Partners, a private equity firm, since September 2016. From July 2011 to March 2016, Dr. Witney served as president and chief executive officer of Affymetrix, Inc., a provider of life science products and molecular diagnostic products, until Affymetrix was acquired by Thermo Fisher Scientific Inc. From April 2009 to May 2011, Dr. Witney served as president and chief executive officer of Dionex Corporation, a provider of analytical instrumentation and related accessories and chemicals. From December 2008 to April 2009, Dr. Witney served as Affymetrix’s executive vice president and chief commercial officer. From July 2002 to December 2008, Dr. Witney served as president and chief executive officer of Panomics Inc. Dr. Witney currently serves on the boards of directors of PerkinElmer Inc. (NYSE:PKI), CODEX DNA (Nasdaq:DNAY), Cerus Corporation (Nasdaq:CERS), Emulate, Inc., Leinco Technologies, Inc., and JumpCode Genomics, Inc. He has previously served on the boards of Gyros Protein Technologies, RareCyte Inc., GeneOptx, Canopy Bioscience, and Nexcelom Inc. Dr. Witney earned a B.S. in microbiology from the University of Illinois as well as a M.S. in microbiology and a Ph.D in molecular and cellular biology from Indiana University. We believe that Dr. Witney’s experience in the life sciences industry and his relevant public board experience qualify him to serve on our Board.
Preferred Directors
In addition to the directors listed above, pursuant to the terms of the certificates of designations of our Series B-1 Preferred Stock and Series B-2 Preferred Stock, the holders of a majority of the Series B-1 Preferred Stock voting as a separate class and the holders of a majority of the Series B-2 Preferred Stock voting as a separate class have the right, subject to certain conditions, to each nominate for election and to elect one member to the Board at this Annual Meeting.

From and after April 4, 2022, for so long as Casdin and its Permitted Transferees (as defined in the B-1 Certificate of Designations) continue to beneficially own shares of Series B-1 Preferred Stock that represent at least 7.5% of the outstanding shares of common stock, on an as converted basis (the “Casdin Ownership Percentage”), on the terms and subject to the conditions set forth in the B-1 Certificate of Designations, the holders of a majority of the outstanding shares of Series B-1 Preferred Stock will have the right to nominate for election and to elect one member to the Board (the “Series B-1 Preferred Director”). Subject to applicable law and Nasdaq listing standards, the Series B-1 Preferred Director shall be offered the opportunity, with respect to each standing committee of the Board, to sit on such committee. Further, the Series B-1 Preferred Director will hold office until the following year’s annual meeting of the Company’s stockholders and until his or her successor is duly elected or qualified or until his or her earlier death, incapacity, resignation or removal. The Series B-1 Preferred Director is not classified with the remaining members of the Board.
From and after April 4, 2022, for so long as Viking and its Permitted Transferees (as defined in the B-2 Certificate of Designations) continue to beneficially own shares of Series B-2 Preferred Stock that represent at least 7.5% of the outstanding shares of common stock, on an as converted basis (the “Viking Ownership Percentage”), on the terms and subject to the conditions set forth in the B-2 Certificate of Designations, the holders of a majority of the outstanding shares of Series B-2 Preferred Stock will each have the right to nominate for election and to elect one member to the Board (the “Series B-2 Preferred Director” and together with the Series B-1 Preferred Director, the “Preferred Directors”). Subject to applicable law and Nasdaq listing standards, the Series B-2 Preferred Director shall be offered the opportunity, with respect to each standing committee of the Board, to sit on such committee. The Series B-2 Preferred Director will hold office until the following year’s annual meeting of the Company’s stockholders and until his or her successor is duly elected or qualified or until his or her earlier death, incapacity, resignation or removal. The Series B-2 Preferred Director is not classified with the remaining members of the Board.
For the election of the Preferred Directors, the Casdin Parties, as the holders of the Series B-1 Preferred Stock, voting as a separate class, are entitled to elect the Series B-1 Preferred Director and the Viking Parties, as the holders of the Series B-2 Preferred Stock, voting as a separate class, are entitled to elect the Series B-2 Preferred Director.
The Series B-1 Preferred Director nominee is expected to be Eli Casdin. Mr. Casdin is a current Board member who was designated by the Casdin Parties who are the holders of all of the outstanding shares of Series B-1 Preferred Stock. The holders of Series B-1 Preferred Stock will vote separately, as a class, on the election of the Series B-1 Preferred Director. The Series B-2 Preferred Director nominee is expected to be Dr. Martin Madaus. Dr. Madaus is a current Board member who was designated by the Viking Parties who are the holders of all of the outstanding shares of Series B-2 Preferred Stock. The holders of Series B-2 Preferred Stock will vote separately, as a class, on the election of the Series B-2 Preferred Director. The holders of common stock do not vote on these director nominees.
Eli Casdin, age 49, has served as a member of our Board on behalf of the holders of Series B-1 Preferred Stock since April 2022. Mr. Casdin currently serves as chief investment officer of Casdin Capital, an investment firm specializing in life sciences, which he founded in 2011. Prior to founding Casdin Capital, Mr. Casdin was a vice president at Alliance Bernstein’s thematic investment arm from 2007 until 2011, focusing on new technologies for the life sciences and healthcare sectors. Mr. Casdin previously held positions at Bear Stearns, an investment bank and Cooper Hill Partners, a biotechnology-focused investment firm. Mr. Casdin also currently serves on the board of directors of SomaLogic, Inc. (Nasdaq: SLGC), Sema4 Holdings Corp. (Nasdaq: SMFR), Century Therapeutics, Inc. (Nasdaq: IPSC), Tenaya Therapeutics, Inc. (Nasdaq: TNYA), Absci Corporation (Nasdaq: ABSI), and EQRx, Inc. (Nasdaq: EQRX). Mr. Casdin has previously served on the board of directors of Exact Sciences Corporation and as a board observer for Invitae, 4D Molecular Therapeutics, Fulcrum Therapeutics, Tango Therapeutics, and Verve Therapeutics, and served as chief executive officer and director of CM Life Sciences, Inc., CM Life Sciences II, Inc., and CM Life Sciences III, Inc., until August 2021, September 2021, and December 2021, respectively. Mr. Casdin also currently serves on the boards of directors of a number of privately held life sciences companies, and currently serves as a director on the Columbia University School of General Studies board of visitors, the Rockefeller University board of directors, and the New York Genome Center board of directors. Mr. Casdin earned his B.S. from Columbia University and an M.B.A. from Columbia Business School. We believe that Mr. Casdin’s extensive experience as both an investor and executive in the biopharmaceutical industry, as well as his extensive service on the boards of directors of numerous life sciences and biotechnology companies, provides him with the qualifications and skills necessary to serve on our Board.
Martin D. Madaus, Ph.D., age 62, has served as a member of our Board on behalf of the holders of the Series B-2 Preferred Stock since April 2022. Dr. Madaus has served as senior healthcare operating executive of The Carlyle Group, a multinational private equity, alternative asset management and financial services corporation, since February 2019. From June 2014 to February 2019, Dr. Madaus served as chairman and chief executive officer at Ortho-Clinical Diagnostics, Inc., a diagnostics company that makes products and diagnostic equipment for blood testing. Dr. Madaus previously served as chief executive officer of Quanterix Corporation, a life sciences company, from October 2011 to July 2012 and its President from June 2011 to July 2012. Previously, Dr. Madaus was the chairman, president and chief executive officer of Millipore Corporation (MIL), a life sciences company serving the bioscience research and biopharmaceutical manufacturing industry, from January 2005 to July 2010, when Millipore was acquired by Merck KGaA. From July 2009 to May 2015, Dr. Madaus served as a member of the board of directors of Mettler Toledo International, a manufacturer of scales and analytical instruments. Dr. Madaus currently serves as a member of the boards of directors of Quanterix Corporation (Nasdaq: QTRX), Candela Corporation, Ultivue Inc., Emulate, Inc. and Unchained Labs. Dr. Madaus received a Doctor of Veterinary Medicine from the University of Munich in Germany and a Ph.D. in Veterinary Medicine from the Veterinary School of Hanover in Germany. Dr. Madaus’s qualifications for service as a member of our board of directors include his extensive public and private company board experience and his substantial knowledge of and managerial experience in the diagnostics industry.
Required Vote
The Class III directors elected to the Board will be elected by a plurality of the voting power present in person or represented by proxy and entitled to vote on the election of directors. In other words, the two nominees receiving the highest number of “FOR” votes will be elected as the Class III directors. Abstentions and broker non-votes will not affect the outcome of the election of the Class III directors. Shares represented by executed proxies will be voted, if authority to do so is not expressly withheld (as indicated on the proxy card), for the election of Ms. Clague and Dr. Witney.
Recommendation
Our Board recommends a vote “FOR” the election to the Board of each of Laura M. Clague and Dr. Frank Witney as Class III directors.
Continuing Class I Directors (Term Expiring in 2023)
Bill W. Colston, Ph.D., age 54, has served as a member of our Board since July 2019. Dr. Colston founded a privately held company in the synthetic biology space, Sestina Bio, LLC, in early 2020 and currently serves as its chief executive officer. In 2018, Dr. Colston joined iCarbonX Inc. (“iCarbonX”), a privately held China-based company offering an artificial intelligence platform for health data, and served as its president and a member of its board of directors until March 2020. From 2011 to until its acquisition by iCarbonX in April 2018, Dr. Colston served as chief executive officer, co-founder, and a member of the board of directors of HealthTell Inc., a company focused on developing next generation tests that broadly characterize the immune system. From 2008 until 2012, Dr. Colston served as scientific founder, chief executive officer, and a member of the board of directors of QuantaLife Inc., a biotechnology startup company that developed a genetic analysis system and was acquired by Bio-Rad Laboratories, Inc. in 2011. From 1998 to 2008, Dr. Colston served in various senior leadership roles with Lawrence Livermore National Security Laboratory. In addition to his service on the iCarbonX board of directors, Dr. Colston currently serves on the boards of directors of RubrYc Therapeutics, Inc. and Purigen Biosystems, Inc., private companies in the fields of life sciences and biotechnology. A prolific scientific writer and inventor, he has authored numerous publications and patents. Dr. Colston received his B.A. in biology/biological sciences from the University of Texas at Austin in May 1989, and his Ph.D. in biomedical engineering from the University of California, Davis, in December 1997. We believe that Dr. Colston’s scientific background and his extensive experience in the life sciences and biotechnology industries qualify him to serve on our Board.
Michael Egholm, Ph.D., age 59, joined the Company as President, Chief Executive Officer, and a member of our Board on April 4, 2022. Dr. Egholm previously served as chief executive officer of Standard BioTools, LLC after leaving Danaher Corporation, a global science and technology company, in September 2021. He previously served as the chief technology officer of Danaher Life Sciences, the life sciences arm of Danaher Corporation, from 2017 to September 2021. Prior to that, he served as president, biopharmaceuticals at Pall Corporation, a global supplier of filtration, separations and purification products, from 2014 to 2017 and as their chief technology officer from 2010 to 2014. Dr. Egholm has also served as a member of the board of directors of IsoPlexis Corporation, a publicly traded biopharmaceutical company, since 2018. Dr. Egholm is an elected member of the Royal Danish Academy of Sciences and Letters. Dr. Egholm completed his Ph.D. and Master’s degree in Chemistry at the University of Copenhagen. We believe that Dr. Egholm’s extensive industry experience with life sciences companies qualifies him to serve on our Board.
Continuing Class II Directors (Term Expiring in 2024)
Gerhard F. Burbach, age 60, has been a member of our Board since January 2013. Mr. Burbach currently serves as chairman of the board of directors of Procyrion Inc., a private medical device company focused on the treatment of chronic heart failure, and as a member of the boards of directors of Vascular Dynamics, a private medical device company focused on the treatment of hypertension, BWX Technologies, Inc. (NYSE: BWXT), a company that manufactures and supplies nuclear components and fuel, and Artelon, a private medical technology company focused on orthopedic soft tissue restoration. Mr. Burbach served on the board of directors of Autonomic Technologies, Inc., a private medical device company focused on the treatment of severe headaches, from December 2015 to April 2019, including service as chairman of the board beginning April

2016 and as interim chief executive officer and president from December 2015 to April 2016. From January 2006 to September 2014, Mr. Burbach served as president, chief executive officer, and director of Thoratec Corporation (Nasdaq: THOR), a company that develops, manufactures, and markets proprietary medical devices used for circulatory support. In addition, from 2004 to February 2013, Mr. Burbach served as a member of the board of directors of Digirad Corporation (Nasdaq: DRAD), a company focused on diagnostic imaging products. From April 2005 to January 2006, Mr. Burbach served as president and chief executive officer of Digirad Corporation. From July 2003 to April 2005, he served as president and chief executive officer of Bacchus Vascular, Inc., a developer of catheter-based medical devices. From January 2001 to July 2003, he served as chief executive officer of Philips Nuclear Medicine, a division of Philips Electronics, and before its acquisition by Philips, he worked for four years for ADAC Laboratories, most recently as president. Mr. Burbach also spent six years with the management consulting firm of McKinsey & Company, Inc., where he was most recently a senior engagement manager in the firm’s healthcare practice. Mr. Burbach received a B.S. in Industrial Engineering from Stanford University in 1984 and an M.B.A. from Harvard Business School in 1990. We believe that Mr. Burbach’s experience as a chief executive officer and director of other public life sciences companies qualifies him to serve on our Board.
Carlos Paya, M.D., Ph.D., age 63, has been a member of our Board since March 2017 and has served as the chairman of our Board since May 2020. Dr. Paya currently serves on the board of directors of Mallinckrodt plc (OTC: MNKKQ), a manufacturer of specialty pharmaceutical products, and as chairman of the board of Highlight Therapeutics S.L, a private, clinical-stage company dedicated to unlocking the full potential of immuno-oncology. From May 2011 to June 2019, Dr. Paya served as president, chief executive officer and director of Immune Design Corp. He previously served as president of Elan Corporation, a pharmaceutical corporation that was acquired by Perrigo Company, from November 2008 to April 2011. Before joining Elan Corporation, Dr. Paya was at Eli Lilly & Company, a pharmaceutical corporation, from September 2001 to November 2008 as vice president, Lilly Research Laboratories. From January 1991 to August 2001, Dr. Paya was professor of medicine, immunology, and pathology, and vice dean of the clinical investigation program at the Mayo Clinic in Rochester, Minnesota. He received his M.D. and Ph.D. degrees from the University of Madrid and underwent postdoctoral training at the Institute Pasteur, Paris, France. We believe that Dr. Paya’s experience in the life sciences industry gives him the qualifications and skills to serve on our Board.

PROPOSAL NUMBER 2
ADVISORY VOTE ON EXECUTIVE COMPENSATION
At our 2017 annual meeting of stockholders, our Board recommended and our stockholders approved holding an advisory vote on the compensation of our named executive officers every year; we believe an annual vote allows for a meaningful evaluation period of performance against our compensation practices. Accordingly, as required by Section 14A of the Exchange Act, we are asking our stockholders to cast an advisory vote to approve the compensation of our named executive officers as described in this proxy statement.
We encourage you to read our Compensation Discussion and Analysis beginning on page 27, which describes in more detail how our executive compensation program operates and is designed to achieve our goals, as well as the compensation tables and narrative beginning on page 41, which provide detailed information on the compensation of our named executive officers.
Compensation Program and Philosophy
The primary goals of our executive compensation program are to hire and retain talented and experienced executive officers who are motivated to achieve or exceed our short-term and long-term corporate goals. Our compensation philosophy is team-oriented and our success is dependent on what our management team can accomplish together. Therefore, we seek to provide our non-CEO executive officers with comparable levels of base salary, bonuses, and annual equity awards that are based largely on overall company performance.
In determining the form and amount of compensation payable to our executive officers, we are guided by the following objectives and principles:
•    Team-oriented approach to establishing compensation levels;
•    Compensation should relate to performance;
•    Equity awards help executive officers think like stockholders; and
•    Total compensation opportunities should be competitive.
Our Board believes that our current executive compensation program has been effective at linking executive compensation to our performance and aligning the interests of our executive officers with those of our stockholders. We are asking our stockholders to indicate their support for the compensation of our named executive officers as described in this proxy statement by voting in favor of the following resolution:
“RESOLVED, that the stockholders approve, on an advisory basis in a non-binding vote, the compensation of Standard BioTools Inc. named executive officers as disclosed pursuant to Item 402 of Securities and Exchange Commission Regulation S‑K, including the Compensation Discussion and Analysis, the compensation tables, and narrative disclosures set forth in the proxy statement relating to Standard BioTools’s 2022 Annual Meeting of Stockholders.”
Required Vote
The affirmative “FOR” vote of a majority of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the proposal is required to approve, on an advisory basis, the compensation awarded to named executive officers for the year ended December 31, 2021. You may vote “FOR,” “AGAINST,” or “ABSTAIN” on this proposal. Abstentions have the same effect as a vote against the proposal. Broker non-votes are not included in the tabulation of voting results on this proposal, and will not affect the outcome of voting on this proposal.
Although this say-on-pay vote is advisory and, therefore, will not be binding on us, our Compensation Committee and our Board value the opinions of our stockholders. Accordingly, to the extent there is a significant vote against the compensation of our named executive officers, we will consider our stockholders’ concerns, and the Compensation Committee will evaluate what actions may be necessary or appropriate to address those concerns.
Recommendation
Our Board recommends a vote “FOR” the approval, on an advisory basis, of the compensation of our named executive officers as disclosed in this proxy statement.

PROPOSAL NUMBER 3
RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM
Our Audit Committee has appointed PricewaterhouseCoopers LLP (“PwC”) to audit the financial statements of our Company for the fiscal year ending December 31, 2022 and recommends that stockholders vote in favor of the ratification of such appointment. During 2021, PwC served as our registered independent public accounting firm.
At the Annual Meeting, stockholders are being asked to ratify the appointment of PwC as our independent registered public accounting firm for our fiscal year ending December 31, 2022. Stockholder ratification of the appointment of PwC is not required by our bylaws or other applicable legal requirements. However, our Board is submitting the appointment of PwC to our stockholders for ratification as a matter of good corporate governance. In the event that this appointment is not ratified by the affirmative vote of a majority of the voting power of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote, such appointment will be reconsidered by our Audit Committee. Even if the appointment is ratified, our Audit Committee, in its sole discretion, may appoint another independent registered public accounting firm at any time during our fiscal year ending December 31, 2022 if our Audit Committee believes that such a change would be in the best interests of the Company and its stockholders. A representative of PwC is expected to be present at the Annual Meeting, will have an opportunity to make a statement if he or she wishes to do so, and is expected to be available to respond to appropriate questions from stockholders.
Required Vote
Ratification of the appointment of PwC as our independent registered public accounting firm for the year ending December 31, 2022 requires the affirmative “FOR” vote of a majority of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the proposal. You may vote “FOR,” “AGAINST,” or “ABSTAIN” on this proposal. Abstentions are deemed to be votes cast and have the same effect as a vote against the proposal. Broker non-votes are not deemed to be votes cast, are not included in the tabulation of voting results on this proposal, and will not affect the outcome of voting on this proposal.
Recommendation
Our Board recommends a vote “FOR” the ratification of the appointment of PwC as our independent registered public accounting firm for the year ending December 31, 2022.
Principal Accounting Fees and Services
The following table sets forth the aggregate fees for audit services provided by PwC for the years ended December 31, 2021 and December 31, 2020:

	2021	2020
Audit fees(1)	$1,681,000	$1,794,045
Audit-related fees(2)	7,500	150,000
Tax fees(3)	9,843	33,429
All other fees(4)	4,500	290,044
Total fees	$1,702,843	$2,267,518
__________________
(1)    Audit fees for 2021 consist of fees billed or to be billed by PwC for professional services rendered for the integrated audit of our annual consolidated financial statements and management’s report on internal controls included in our Annual Report on Form 10-K; for the review of the consolidated financial statements included in our quarterly reports on Form 10-Q; and for other services, including statutory audits and services rendered in connection with SEC filings.
(2)    Audit-related fees consist of fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under “Audit Fees.” These services include consultations concerning financial accounting and reporting standards.
(3)    Tax fees consist of fees for tax compliance, advice, and planning services.
(4)    All other fees consist of amounts billed by PwC for professional services other than the services reported above. These include fees associated with permissible consulting services and a license fee that enables the company to utilize PwC’s specialized accounting research software.

Policy on Audit Committee Pre-Approval of Services Performed by Independent Registered Public Accounting Firm
Consistent with the requirements of the SEC and the Public Company Accounting Oversight Board (PCAOB) regarding auditor independence, our Audit Committee has responsibility for appointing, setting compensation, and overseeing the work of our independent registered public accounting firm. In recognition of this responsibility, our Audit Committee has established a policy for the pre-approval of all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services, and other services. The Audit Committee generally pre-approves particular services or categories of services on a case-by-case basis. The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with these pre-approvals, and the fees for the services performed to date.
All of the services of PwC for 2020 and 2021 described above were pre-approved by the Audit Committee.
Report of the Audit Committee
The Audit Committee assists the Board in fulfilling its oversight responsibility over the Company’s financial reporting process. It is not the duty of the Audit Committee to plan or conduct audits, to prepare the Company’s financial statements, or to assess the Company’s internal control over financial reporting. Management has the primary responsibility for preparing the financial statements and assuring their accuracy, effectiveness, and completeness. Management is also responsible for the reporting process, including the system of internal controls. The independent registered public accounting firm is responsible for auditing the Company’s financial statements and internal control over financial reporting and expressing its opinion as to whether the statements present fairly, in accordance with accounting principles generally accepted in the United States, the Company’s financial condition, results of operations, and cash flows. However, the Audit Committee reviews and discusses the financial statements with management and the independent registered public accounting firm prior to the presentation of financial statements to our stockholders and, as appropriate, initiates inquiries into various aspects of the Company’s financial affairs.
Unless the Audit Committee has reason to question its reliance on management or the independent registered public accounting firm, the members of the Audit Committee necessarily rely on information provided to them by and on the representations made by management and the independent registered public accounting firm. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has applied appropriate accounting and financial reporting principles. Furthermore, the Audit Committee’s authority and oversight responsibilities do not independently assure that the audits of the Company’s financial statements have been carried out in accordance with the standards of the PCAOB or that the financial statements are presented in accordance with accounting principles generally accepted in the United States.
In this context, the Audit Committee has met and held discussions with management and the independent registered public accounting firm to review the Company’s audited 2021 consolidated financial statements (including the quality of the Company’s accounting principles). Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States, and the Audit Committee consulted with management and the independent registered public accounting firm prior to approving the presentation of the audited 2021 consolidated financial statements to stockholders. The Audit Committee discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 1301, Communications with Audit Committees, as adopted by the PCAOB.
The Audit Committee has discussed with the independent accountant the independent accountant’s independence from the Company and its management. As part of that review, the Audit Committee received the written disclosures and letter required by the applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence. Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board approved, the Company’s audited consolidated financial statements for the year ended December 31, 2021 for filing with the SEC as part of the Company’s Annual Report on Form 10-K. The Audit Committee has appointed PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2022.
The Audit Committee
Laura M. Clague (Chair)
Gerhard F. Burbach
Martin Madaus
The Audit Committee Report does not constitute soliciting material, and shall not be deemed to be filed or incorporated by reference into any other filing by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates the Audit Committee Report by reference therein.

EXECUTIVE OFFICERS
The names of our executive officers, their ages, their positions with Standard BioTools and other biographical information as of April 18, 2022 are set forth below. There are no family relationships among any of our directors or executive officers.

Name	Age	Position
Michael Egholm	59	Chief Executive Officer, President, and Director
Vikram Jog	65	Chief Financial Officer
Jeremy Davis	51	Senior Vice President, Chief Commercial Officer
Nicholas Khadder	48	Senior Vice President, General Counsel, and Secretary
Hanjoon Alex Kim	51	Chief Operating Officer
Bradley Kreger	47	Senior Vice President, Global Operations
Michael Egholm. Please see the biographical information provided above in the section entitled “Continuing Class I Directors (Term Expiring in 2023).”
Vikram Jog has served as our Chief Financial Officer since February 2008. From April 2005 to February 2008, Mr. Jog served as chief financial officer for XDx, Inc. (now CareDx, Inc.), a molecular diagnostics company. From March 2003 to April 2005, Mr. Jog was a vice president of Applera Corporation, a life science company that is now part of Thermo Fisher Scientific, and vice president of finance for its related businesses Celera Genomics and Celera Diagnostics. From April 2001 to March 2003, Mr. Jog was vice president of finance for Celera Diagnostics and corporate controller of Applera Corporation. Mr. Jog received a Bachelor of Commerce degree from Delhi University and an M.B.A. from Temple University. Mr. Jog is a member of the American Institute of Certified Public Accountants.
Jeremy Davis joined the Company as Senior Vice President, Chief Commercial Officer on April 4, 2022. Prior to joining the Company, Mr. Davis served as the chief commercial officer of Standard BioTools, LLC, a life science tools company, since January 2022. Previously, he served as president – OEM channel of Culligan International, a water filtration manufacturing and service company, from May 2019 to August 2021. From May 2017 to June 2018, Mr. Davis served as chief executive officer of Consolidated Glass Holdings, an architectural and security glass fabrication company. From April 2014 to May 2017, Mr. Davis served as president – SenDx Medical at Danaher Corporation. Mr. Davis received a B.S. in Chemical Engineering from the University of Oklahoma and an M.B.A. from Case Western Reserve University.
Nicholas Khadder has served as our Senior Vice President, General Counsel, and Corporate Secretary, most recently since April 2020, and, previously, from June 2016 to March 2020. From 2010 to June 2016, Mr. Khadder held various positions at Amyris, Inc., an industrial biotechnology company, including senior vice president, general counsel and corporate secretary from 2013 to June 2016, interim general counsel from July 2013 to December 2013 and assistant general counsel from October 2010 to July 2013. Prior to joining Amyris, Mr. Khadder served in senior corporate counsel roles at LeapFrog Enterprises, Inc., an educational entertainment company, from August 2008 to September 2010, and at Protiviti, Inc., an internal audit and risk consulting firm, from June 2005 to July 2008. Before commencing his in-house legal career, Mr. Khadder was a corporate law associate at Fenwick & West LLP from 1998 to 2005. Mr. Khadder received a J.D. from Berkeley Law (the University of California, Berkeley, School of Law) and a B.A. in English from the University of California, Berkeley.
Hanjoon Alex Kim joined the Company as Chief Operating Officer on April 4, 2022. Prior to joining the Company, Mr. Kim served as the chief business officer of Standard BioTools, LLC, a life science tools company, since October 2021. Previously, he served in various roles at Milliken & Company (“Milliken”) from October 2015 to May 2021, including executive vice president and president of the Healthcare Division of Milliken from June 2019 to May 2021, executive vice president of the Growth Ventures Group from April 2017 to June 2019, and as executive vice president of corporate strategy and corporate development from October 2015 to June 2019. Prior to that, Mr. Kim served in various leadership roles at the Pall Corporation, the Water Quality Group, and the Motion Group at the Danaher Corporation. Mr. Kim received an M.B.A. from the Stanford Graduate School of Business, an M.S. in Mechanical Engineering from the University of Pittsburgh, and a B.S. in Mechanical Engineering from Carnegie Mellon University.
Bradley Kreger joined the Company as Senior Vice President, Global Operations in April 2018. From December 2016 to April 2018, Mr. Kreger was senior director, operations, clinical sequencing division at Thermo Fisher Scientific, a life sciences company. From 1995 to December 2016, Mr. Kreger held various staff and management positions at Affymetrix, a biotechnology company, including vice president, reagent manufacturing and global process engineering, senior director, global process engineering and manufacturing science, and director, global process engineering and manufacturing science. Mr. Kreger received an M.B.A. from Western Governors University and a B.S. in Biotechnology and Business from Charter Oak State College.

COMPENSATION DISCUSSION AND ANALYSIS
The following discussion and analysis of compensation arrangements of our named executive officers should be read together with the compensation tables and related disclosures set forth below.
Introduction
In this Compensation Discussion and Analysis, we provide the following:

•	Executive Summary	page 27
•	Compensation Philosophy and Objectives	page 31
•	Compensation Process	page 32
•	Elements of Executive Compensation	page 34
	• Base Salary	page 34
	• Annual Cash Incentive Program	page 34
	• Long-Term Incentive Compensation	page 35
•	Guidelines and Policies	page 37
•	Other Benefits	page 38
Named Executive Officers
This Compensation Discussion and Analysis describes the material elements of compensation awarded to, earned by, or paid to our executive officers, including our named executive officers (“NEOs”), during 2021. Our NEOs for 2021 were:

Vikram Jog	Chief Financial Officer
Nicholas Khadder	Senior Vice President, General Counsel, and Secretary
Bradley Kreger	Senior Vice President, Global Operations
Stephen Christopher Linthwaite	Former President and CEO
Colin McCracken	Former Chief Commercial Officer
Management Changes in 2022
In January 2022, we entered into an offer letter with Dr. Egholm pursuant to which he was appointed Chief Executive Officer of the Company (the “Egholm Letter”) and an offer letter with Mr. Kim pursuant to which he was appointed Chief Operating Officer of the Company (the “Kim Letter), in each case, effective April 4, 2022. In addition, Jeremy Davis was appointed Senior Vice President and Chief Commercial Officer of the Company effective April 4, 2022.
Pursuant to a transition agreement and release entered into with the Company (the “Transition Agreement”), Mr. Linthwaite resigned from his position as President and Chief Executive Officer, effective April 4, 2022, but will continue as a consultant to the Company through November 30, 2022, pursuant to the terms of a consulting agreement entered into with the Company, effective as of April 4, 2022 (the “Consulting Agreement”).
In March 2022, Mr. McCracken notified the Company of his intention to resign effective June 12, 2022. Mr. McCracken is assisting with the Company’s transition plan with respect to his role and responsibilities and will continue with the Company as an employee in a non-executive capacity through his separation date.
Additional details regarding the Egholm Letter, Kim Letter, and Transition Agreement and Consulting Agreement are included in the “2022 Management Agreements” section below.
Executive Summary
Company Overview
Standard BioTools Inc. (Nasdaq: LAB), previously known as Fluidigm Corporation, is driven by a bold purpose— unleashing tools to accelerate breakthroughs in human health. Standard BioTools has an established portfolio of essential, standardized next-generation technologies that help biomedical researchers develop medicines faster and better. As a leading solutions provider, the Company provides reliable and repeatable insights in health and disease using its proprietary mass cytometry and microfluidics technologies, which help transform scientific discoveries into better patient outcomes. Standard

BioTools works with leading academic, government, pharmaceutical, biotechnology, plant and animal research, and clinical laboratories worldwide, focusing on the most pressing needs in translational and clinical research, including oncology, immunology, and immunotherapy.
2021 Business and Performance Highlights
•Launched CyTOF® XT, designed to simplify the design and execution of deep cell profiling studies, standardize sample analysis with reproducible workflows and automation and accelerate novel therapeutic development to improve human health.
•Launched Biomark™ X, the latest generation of its industry-leading Biomark instrument, adding an expansive set of sample-to-answer capabilities on a single versatile, scalable and transformative genomics platform with pre-orders of the new instrument taken in the fourth quarter of 2021.
•Continued development of the Hyperion+™ Imaging System, which was launched at the American Association for Cancer Research Annual Meeting in April 2022. The Hyperion™+ provides researchers with a deep understanding of disease and response to treatment, with the ability to stratify subjects by linking high-plex data to outcomes in clinical studies.
•Continued responding to the SARS-CoV-2 (“COVID-19”) pandemic by taking steps to protect our employees, support our customers, and manage our liquidity through programs funded by the US government.
•Continued revenue growth in base business (excluding COVID-19 related revenue) in 2021 despite headwinds from the COVID-19 pandemic: Annual revenue of $130.6 million in 2021 declined 5 percent from $138.1 million in 2020. Base product and service revenue increased 12 percent to $112.4 million, compared with $100.1 million for 2020.
•Developed COVID-19 related applications to address COVID-19 pandemic testing needs with microfluidics as well as in immune profiling of patients and populations with mass cytometry.
◦After receiving Emergency Use Authorization (“EUA”) from the U.S. Food and Drug Administration (“FDA”) for our Advanta™ Dx SARS-CoV-2 RT-PCR Assay in August 2020, in January 2021, we received the CE-IVD mark for our saliva-based Advanta Dx SARS-CoV-2 Assay allowing for commercial sales of this CE-IVD commercial kit in Europe.
◦Announced in December 2021 that the Advanta Dx SARS-CoV-2 RT-PCR assay on the Company’s Biomark platform detects the Omicron variant of COVID-19.
◦Mass cytometry products were utilized for government sponsored national COVID-19 immune profiling studies in the United States and Europe as well as publications and reviews.
•Successfully completed all milestones related to our contract with the National Institutes of Health (“NIH”) for a project under the NIH Rapid Acceleration of Diagnostics (“RADx”) program, and received the total contract value of $34 million.
•Completed development of a new microfluidics instrument for our OEM partner, Olink Holding AB, which successfully launched in 2021.
Executive Compensation Highlights
In 2021, the Compensation Committee took the following actions to align executive compensation with Company performance and the short- and long-term interests of stockholders:
•Granted performance-based restricted stock unit awards (“PSUs”) contingent upon total stockholder return (“TSR”) over a three-year performance period relative to the companies in the Russell 3000 Index (the “Russell 3000”).
•Weighted the PSU component of the annual long-term incentive compensation (“LTI”) grants at 51%, with the remaining 49% of annual LTI granted in time-based RSUs.
•Determined that all of the PSU awards granted in 2019 were forfeited based on the Company’s cumulative three-year TSR for the performance period beginning January 1, 2019 and ending December 31, 2021.
•Established the 2021 annual executive cash incentive program pursuant to our Executive Bonus Plan (the “2021 Cash Incentive Program”), which measured annual performance based on predefined financial and strategic goals with potential adjustments based on each executive’s individual strategic goals and contributions.
•Set rigorous goals related to revenue under the 2021 Cash Incentive Program, which revenue goals were not achieved for fiscal year 2021. Because the threshold goal was not achieved, no bonuses were paid under our 2021 Cash Incentive Program.

Company Performance and Pay Alignment
The structure of the Company’s compensation program coupled with the Compensation Committee’s processes and decision-making ensure a strong tie between Company performance and executive pay. This is especially illustrated by the compensation outcomes for the Company’s executive officers over the last several years. Changes in stock price and performance over the vesting or performance period of LTI cause the value ultimately received by the executive to differ from the target grant value. The measurement of realizable pay includes such changes when comparing pay received, or trending to be received, to the target pay granted.
The following chart illustrates the degree to which our CEO’s realizable pay has been impacted by changes in the stock price and Company performance after the grant date, illustrating the significant alignment of our executive compensation program with TSR.

CEO Target vs. Realizable Compensation
(as of December 31, 2021 price of $3.92)
Base Salary
Annual Incentive Bonus
RSUs
PSUs
$4,000,000
$3,000,000
$2,000,000
$1,000,000
$0
$3,315,371
-67%
$1,080,841
$1,838,231
40%
$2,573,040
$3,148,289
-58%
$1,326,735
Target
Realizable (est.)
Target
Realizable (est.)
Target
Realizable (est.)
2019
2020
2021
TSR
-55%
FY19 - FY21
13%
FY20 - FY21
-35%
FY21

_________________________
Notes:
•Target pay is defined as the sum of base salary, target bonus opportunity, and the grant date value of the annual LTI program granted during the respective year (i.e., the closing price of our common stock on the date of grant for RSUs and PSUs).
•Realizable pay is defined as the sum of base salary, actual bonus earned, RSUs granted in the respective year, and PSUs granted in the respective year at actual or current projected payout levels (as of Q4 2021, 2019 cycle earned at 0%, 2020 cycle at 157%, and 2021 cycle at 0% of target). LTI values calculated using the Company’s closing stock price of $3.92 as of December 31, 2021.
•2020 pay excludes supplemental retention RSUs granted in May 2020.
2021 Advisory Vote on Executive Compensation
Our Board has adopted the recommendation of our stockholders to hold annual advisory votes on the compensation of our NEOs, or “say-on-pay” votes. At our 2021 annual meeting of stockholders, approximately 97.3% of the stockholder votes cast were in favor of our 2020 executive compensation program, representing the third straight year of consecutive improvement in the results of our annual say-on-pay vote. Our 2021 compensation program continues the stockholder alignment measures implemented in 2020 and prior years in response to stockholder feedback, and we believe the results of last year’s say-on-pay vote reflect stockholders’ approval of these measures. We continue to seek active engagement with stockholders on our executive compensation program and remain committed to employing compensation governance best practices and achieving pay-for-performance alignment.
Listening to Our Stockholders
Our management team and Board members regularly engage with stockholders to learn their views on important issues such as corporate governance and executive compensation. In advance of our 2021 annual meeting of stockholders, as in prior years, members of our management team extended invitations to discuss our proxy statement—including the compensation discussion and analysis and our executive compensation program—to institutional stockholders representing a significant percentage of our outstanding shares. The purpose of these discussions is to gain insight and perspective into our executive compensation programs and policies as disclosed in our proxy statement.
Based on the feedback received from stockholders during our engagement efforts, the Compensation Committee has made significant changes to our executive compensation program and we have enhanced our disclosures to provide a better picture of our current program.

Compensation Component	Our Prior Practice	Investor Feedback	What We Did in Response to Investor Feedback
Type of Equity Awards	Our equity awards granted to our executive officers were predominantly time-based.	Equity awards should include a meaningful amount of performance-based awards in addition to time-based awards.	In 2020, we increased the portion of annual long-term compensation in PSUs to 55% of total LTI (from 51% in 2019, 25% in 2018, and 0% in 2017).
Clawback Policy	We had not adopted a clawback policy prior to 2018.	Incentive compensation should be subject to a clawback.	In 2018, we adopted a clawback policy that is applicable to our CEO and all officers who report directly to the CEO, including our NEOs.
Stock Ownership Guidelines	Prior to 2018, we had not adopted stock ownership guidelines.	Executive officers and non-employee members of the Board should be subject to stock ownership guidelines.	In 2018, we adopted stock ownership guidelines for our CEO, our other senior executive officers, and the non-employee members of the Board. We review these guidelines annually.
Executive Compensation Governance Highlights
We believe that the following executive compensation-related practices, which were in effect during 2021, serve our stockholders’ long-term interests:
What we do
•Maintain an executive compensation program designed to align pay with performance
•Balance near- and long-term strategic objectives by providing a mix of cash and equity incentives
•Deliver the majority of compensation in the form of at-risk, variable pay
•Grant performance-based equity awards—more than half of the equity awards granted to our NEOs under our annual LTI program in 2021 are subject to performance conditions over a 3-year period
•Benchmark compensation levels against a peer group of companies operating in similar industries and of a similar size and business complexity
•Reference the market median when reviewing compensation for our executive officers
•Maintain stock ownership guidelines for our executive officers and directors
•Maintain an incentive compensation clawback policy
•Prohibit hedging and pledging of our common stock by our directors, officers, and others with access to material nonpublic information
•Conduct an annual assessment to identify and mitigate risk in compensation programs
•Hold an annual stockholder advisory vote
•Welcome and initiate direct engagement with stockholders
•Align compensation with the interests of stockholders
•Engage an independent consultant to advise on executive pay matters
•Maintain an all-independent Compensation Committee that meets in executive session without members of management present

What we don’t do
•Make mid-cycle adjustments to long-term performance criteria
•Allow excessive severance benefits or single trigger change in control payments
•Offer tax gross-ups to any of our executive officers
•Pay dividends on unvested equity awards
•Offer supplemental executive retirement plans
•Guarantee salary increases or bonuses for our executive officers
•Provide uncapped award opportunities
•Encourage excessive risk taking in our incentive plan designs
Compensation Philosophy and Objectives
The Compensation Committee is responsible for establishing, implementing, and monitoring our compensation philosophy. The Compensation Committee seeks to ensure that the total compensation paid to our executive officers is fair and reasonable.
The primary goal of our executive compensation program is to ensure that we attract, hire, and retain talented and experienced executive officers who are motivated to achieve or exceed our corporate goals. We seek to have an executive compensation program that fosters synergy among our management team, incentivizes our executive officers to achieve our short-term and long-term goals, and fairly rewards our executive officers for corporate and individual performance. In determining the form and amount of compensation payable to our executive officers, we are guided by the following objectives and principles:

•Team-oriented approach to establishing compensation levels.	We believe that it is critical that our executive officers work together as a team to achieve overall corporate goals rather than focusing exclusively on individual departmental objectives.
•Compensation should relate to performance.	We believe that executive compensation should be directly linked to corporate as well as individual performance, with an emphasis on performance-based compensation.
•Equity awards help executive officers think like stockholders.	We believe that our executive officers’ total compensation should have a significant equity component because stock-based awards help reinforce the executive officers’ long-term interest in our overall performance and align the interests of our executive officers with the interests of our stockholders.
•Total compensation opportunities should be competitive.	We believe that our total compensation programs should be competitive so that we can attract, retain, and motivate talented executive officers who will help us to perform better than our competitors.
We consider total cash and equity compensation for our executive officers, consisting of base salary, cash incentive bonuses, and equity awards, at approximately the 50th percentile of our peer group as a general guideline for the appropriate level of total cash and equity compensation. An individual executive may be compensated above or below the guideline percentage based on factors such as performance, job criticality, experience, skill set, direct retention concerns, and the constant fluctuation of the peer market. For 2021, we considered equity incentives for our executive officers at approximately the 50th percentile of our peer group as a general guideline for the appropriate level of equity compensation, but we did not attempt to benchmark equity compensation to any specific percentile. For new executive officer hires, we establish initial cash and equity compensation through arm’s length negotiation at the time we hire the individual executive officer, taking into account his or her position, qualifications, experience, prior salary level, the compensation of our other executive officers, and the most recent compensation survey of our peer group.
Our Compensation Committee has not adopted any formal or informal policies or guidelines for allocating compensation between cash and non-cash compensation, among different forms of non-cash compensation, or with respect to long-term and short-term performance. The determination of our Compensation Committee as to the appropriate use and weight of each component of executive compensation is subjective, based on its views of the relative importance of each component in meeting our overall objectives and factors relevant to the executive officer.
Pay and Performance Alignment in Our Target Compensation Mix
The Compensation Committee believes in a pay-for-performance compensation philosophy and intends to deliver a majority of target total executive pay opportunities through the annual cash incentive program and LTI. The charts below compare the percentage breakdown of target total direct compensation—comprising annual base salary, target cash incentive opportunity, and target LTI award—for 2021 for our CEO compared to our other NEOs. As illustrated below, 81% of our CEO’s target compensation is “at-risk” in the form of annual cash incentive and LTI. For the other NEOs, 65% of target compensation is at-risk or variable. For purposes of the pie charts below and the table in the section entitled “Elements of Executive Compensation,” we consider compensation to be at-risk or variable if the compensation: (i) is earned subject to performance-based conditions or (ii) varies as a result of performance, including stock price performance over time.

CEO
Other NEOs
Base Salary 18.9%
Annual Bonus 18.9%
Annual PSU Grant 36.4%
Annual RSU Grant 25.8%
Base Salary 35.0%
Annual Bonus 18.3%
Annual PSU Grant 27.3%
Annual RSU Grant 19.3%
Aligned with stock price performance
Subject to 3-year TSR performance conditions/modifier
Subject to 2021 Company performance conditions and individual performance factors (was not paid out)

Compensation Process
Role of the Compensation Committee
The Compensation Committee has principal responsibility for reviewing our executive compensation structure, evaluating the performance of our executive officers relative to our corporate objectives, and considering and approving executive compensation. The fundamental responsibilities of our Compensation Committee are to:
•assist the Board in providing oversight of our compensation policies, plans, and benefit programs;
•assist the Board in discharging its responsibilities relating to oversight of the compensation of our executive officers (including officers reporting under Section 16 of the Exchange Act);
•review and approve or make recommendations to the Board with respect to executive officer compensation, plans, policies, and programs; and
•administer our equity compensation plans for executive officers and employees.
Our Compensation Committee:
•is made up of solely independent directors;
•meets in executive session without members of management present;
•engages an independent consultant to advise on executive pay matters;
•reviews its charter on a regular basis; and
•regularly reviews the realizable pay of the CEO and other executive officers in light of the Company’s performance to ensure alignment of pay with performance.
In determining each executive officer’s compensation, our Compensation Committee reviews our corporate financial performance and financial condition and assesses the performance of the individual executive officers. Individual executive officer performance is evaluated by our CEO, in the case of other executive officers, and by the Compensation Committee, in the case of our CEO. Our CEO does not participate in Compensation Committee or Board deliberations regarding his own compensation. Our CEO meets with the Compensation Committee to discuss executive compensation matters and to make recommendations to the Compensation Committee with respect to other executive officers. The Compensation Committee may modify individual compensation components for executive officers and is not bound to accept the CEO’s recommendations. The Compensation Committee (or, in some cases, the independent members of the Board) makes all final compensation decisions for our executive officers. In addition, it is the Compensation Committee’s practice to consult with the independent members of the Board prior to making material changes to our compensation policies.

Although we generally make many compensation decisions in the first quarter of the calendar year, the compensation evaluation process is ongoing. Compensation discussions and decisions are designed to promote our fundamental business objectives and strategy. Evaluation of management performance and rewards is performed annually or more often as needed.
Role of the Independent Compensation Consultant
Our Compensation Committee is authorized to engage the services of outside consultants. The Compensation Committee continued to engage Meridian Compensation Partners, LLC, an independent compensation consulting firm (“Meridian”), as its compensation consultant for 2021 to review our executive compensation program, assess the competitiveness of such program, and advise our Compensation Committee on matters related to executive compensation. During 2021, Meridian assisted the Compensation Committee by providing the following services:
•assisting us in confirming and updating an appropriate peer group of companies for purposes of benchmarking our levels of compensation;
•gathering and analyzing compensation data from available compensation surveys;
•advising us on policies related to executive officer and director stock ownership and structuring of such policies relative to peer group companies’ publicly disclosed policies;
•conducting a twice yearly review of compliance and regulation updates related to executive compensation;
•assisting us in assessing the competitiveness of our executive officer compensation program; and
•providing guidance and direction concerning changes in peer market executive compensation standards in response to the COVID-19 pandemic.
Meridian served at the discretion of and reported directly to the Compensation Committee. The Committee assessed Meridian’s independence, taking into account, among other things, the independence standards and factors set forth in Exchange Act Rule 10C-1 and the applicable Nasdaq Listing Standards, and concluded that there were no conflicts of interest with respect to the work that Meridian performed for the Compensation Committee in 2021. In 2021, Meridian provided the Committee with various market benchmarking analyses (e.g., review of the benchmarking peer group, executive target pay benchmarking) and other relevant market perspectives in support of the Committee’s discussion and decisions.
Use of Competitive Market Data
As directed by our Compensation Committee, Meridian developed an industry- and revenue size-appropriate peer group for purposes of benchmarking pay levels and practices for Committee review and approval. The benchmarking peer group includes companies in the medical device and biotechnology research-related industries that were comparable to us with respect to revenue. The benchmark companies considered by the Compensation Committee and Meridian as part of their executive compensation assessments (the “Peer Group”) were as follows:

Alphatec Holdings	Invitae	Pacific Biosciences of California
AtriCure	LeMaitre Vascular	Quanterix
CareDx	Luminex	Repligen
Codexis	Meridian Bioscience	SeaSpine Holdings
Cutera	Mesa Laboratories	SurModics
Enzo Biochem	Nanostring Technologies	Twist Bioscience
GenMark Diagnostics	Natera	Veracyte
Harvard Bioscience	OraSure Technologies
With Meridian’s assistance, the Compensation Committee used data from the Peer Group’s public filings and Radford’s Global Technology Survey to establish a competitive market range (+/- 15% of the median) within which individual pay could be positioned. Meridian provided the Compensation Committee with an analysis that identified the competitive market median range for each executive officer based on their respective, or substantially similar, positions at companies within the Peer Group. In cases where the data from the Peer Group was unavailable or insufficient, a competitive market median range was derived from survey data reflecting companies of comparative size and business profile.

Elements of Executive Compensation and Related Variability (At-Risk) Profile
This section describes each component of compensation we pay to our executives.

Element	Description	Objective	Variability (At-Risk) Profile

Base Salary	Fixed cash compensation	Provide competitive, fixed compensation to attract and retain exceptional executive talent	Low

Annual Cash Incentive Program	Annual cash compensation with payouts tied to financial results and individual performance	Increase alignment with stockholders by providing a direct financial incentive to achieve annual corporate financial goals	Moderate to High

RSUs	Awards vest 25% on the first anniversary of the grant date and then in equal quarterly installments over the next 3 years	Provide alignment with stockholders and promote retention through the 4-year service-vesting requirement	Moderate

PSUs	Awards vest after 3 years subject to relative TSR performance against the Russell 3000	Provide performance incentives and align executives’ interests with stockholders by rewarding sustained share price performance and promote retention through the service-vesting requirement	High
Base Salary
We pay an annual base salary to each of our executive officers in order to provide them with a fixed rate of cash compensation during the year. Our executive compensation philosophy is team-oriented as our success is dependent on our management team’s ability to work together to accomplish our corporate objectives. Therefore, we seek to provide our non-CEO executive officers with generally comparable levels of base salary.
2021 Base Salary. The Compensation Committee annually reviews the base salaries of our executive officers, including the NEOs, and makes adjustments to base salaries as it determines to be necessary or appropriate. In early 2021, our Compensation Committee reviewed our executive officers’ base salaries in light of 2020 performance ratings, Meridian’s analysis identifying the median base salary ranges for each of our executive officers compared to their respective—or substantially similar—positions in the Peer Group or Radford’s Global Technology Survey, and general compensation trends in our industry. Based on this review, the Committee decided in early March 2021 to make moderate market-driven increases to the base salaries of our executive officers in 2021. The Committee determined that Mr. Linthwaite’s base salary, which had not been increased since 2018, would be increased by 5% retroactive to January 1, 2021. The increases to base salary for our other executive officers became effective on July 1, 2021.
The following table reflects the highest annualized base salaries for each of our NEOs for each of the past two fiscal years:

Named Executive Officer	2020 Base Salary	2021 Base Salary	2021 Base Salary Percentage Change
Stephen Christopher Linthwaite	$564,720	$595,000	5%
Former President and CEO

Vikram Jog	$376,765	$391,836	4%
Chief Financial Officer

Colin McCracken	$345,311	$387,299	12%
Former Chief Commercial Officer

Bradley Kreger	$338,000	$351,520	4%
Senior Vice President, Global Operations

Nicholas Khadder	$347,471	$357,895	3%
Senior Vice President, General Counsel, and Secretary

Annual Cash Incentive Program
Our cash incentive program, which is adopted annually by the Compensation Committee pursuant to our Executive Bonus Plan, is intended to provide a significant portion of our executive officers’ potential compensation. In contrast to the longer term incentives of equity incentive awards, our cash incentive program is designed to ensure that our executive officers are focused on our near-term performance—generally as measured by revenue and cash goals established in our annual operating plan—and on working together to achieve key identified corporate objectives, typically weighted toward financial objectives, during the applicable year. We believe the program supports our “pay-for-performance” culture.
2021 Cash Incentive Program. In early 2021, our Compensation Committee, in conjunction with Meridian, reviewed our annual cash incentive program to ensure its focus on the Company’s strategic imperatives and alignment with stockholder interests. The Committee structured the 2021 Cash Incentive Program with the financial objectives of incentivizing revenue growth and cash management (as measured by non-GAAP net loss), as well as achievement of quarterly strategic objectives.
Target incentive opportunities for the executive officers are reviewed annually to ensure they are competitive as compared to our Peer Group. The 2021 base salary, target cash incentive percentage, and target cash incentive amount for each NEO are set forth in the table below:

Named Executive Officer	Annualized Base Salary	Target Cash Incentive as a % of 2021 Base Salary	Target Cash Incentive Amount

Stephen Christopher Linthwaite	$595,000	100.0%	$595,000
Vikram Jog	$391,836	55.0%	$215,510
Colin McCracken	$387,299	55.0%	$213,014
Bradley Kreger	$351,520	50.0%	$175,760
Nicholas Khadder	$357,895	50.0%	$178,947
Cash Incentive Program Structure. Our 2021 Cash Incentive Program was based on the achievement of two financial performance metrics—revenue and non-GAAP net loss—together with up to four quarterly strategic objectives determined by the Compensation Committee. Funding of the 2021 Cash Incentive Program was conditioned upon the Company’s exceeding its threshold (minimum) revenue goal of $139.7 million for 2021. Provided the revenue threshold was exceeded, the degree of achievement of each goal would determine the funding of the 2021 Bonus Program, with each element representing up to the percentage of the total pool set forth below.

Financial Goals		Strategic Objectives
Revenue	Net Loss
50%	30%	20%
Corporate Performance Goals. Corporate performance goals are generally established each year as part of the Company’s annual operating plan process, which is overseen and approved by the Board. The 2021 Cash Incentive Program was designed so that the bonus pool would fund at 100% if the Company achieved the revenue target of $174.6 million and the non-GAAP net loss target of ($15.8) million, with minimum thresholds of 80% of target revenue and 80% of target net loss that had to be achieved in order to fund on a sliding scale up to 100%. If performance exceeded the target levels, the pool would be funded on a sliding scale based on the amount by which actual results exceeded the targets, up to a funding cap of 200% for substantial over-performance relative to the revenue target, and up to a funding cap of 150% for substantial over-performance relative to the net loss target. No cash incentives would be paid unless the minimum threshold revenue and net loss conditions were satisfied.
Cash Incentive Awards. In February 2022, the Compensation Committee reviewed our performance against the revenue and net loss targets. In evaluating corporate performance relative to 2021 objectives, the Committee determined that the requirements for the 2021 Cash Incentive Program had not been achieved for the threshold revenue target. Accordingly, the program was not funded and no bonuses were paid for 2021.
Committee Discretion. Under the Executive Bonus Plan, the Compensation Committee retains discretion to pay or eliminate bonuses irrespective of achievement of the pre-established goals. We believe that maintaining this flexibility is helpful in ensuring that executive officers are neither rewarded nor penalized as a result of unusual circumstances not foreseeable at the time the goals were developed. The Committee did not exercise such discretion in respect of the 2021 Cash Incentive Program and no bonuses were paid thereunder.
Long-Term Incentive Compensation
The largest component of our executive compensation program is long-term equity incentive awards. We believe that equity awards are an effective means of aligning the interests of executive officers and stockholders, rewarding executive officers for the Company’s success over the long term, and providing executive officers an incentive to remain with us. We have historically granted equity awards to new executive officers upon the commencement of their employment and consider additional grants to existing executive officers annually, based on our overall corporate performance, individual performance, and the executive officers’ existing equity grants and equity holdings.
2021 LTI Grants
In 2021, the Compensation Committee granted 51% of target long-term incentive compensation to NEOs in the form of PSUs and 49% in the form of time-based RSUs. The LTI awards granted to our NEOs in 2021 are set forth below.

	Annual LTI Program
Named Executive Officer	RSUs(1)	PSUs
Stephen Christopher Linthwaite	186,667	194,286
Vikram Jog	50,089	52,133
Colin McCracken	65,792	68,478
Bradley Kreger	38,111	39,667
Nicholas Khadder	39,387	40,994
_________________________
(1)RSUs vest over four years, with 1/4th of the total number of shares subject thereto vesting on May 20, 2022 and 1/16th of such shares vesting every three months thereafter until fully vested.
2021 Annual LTI Program Design
Mix of LTI for 2021
•All LTI is subject to the executive officer’s continued service through the applicable vesting date(s).
•RSUs generally vest 25% on the first anniversary of the grant date and then in equal installments on a quarterly basis over the next three years.
•PSUs have two vesting components that must be met before the award vests: (i) a performance-based component and (ii) a time-based component. PSUs become eligible to vest at the end of three years subject to the Company’s relative TSR performance against the Russell 3000. The Compensation Committee established threshold, target and maximum relative TSR performance levels and established a payout percentage curve that relates each level of performance to a payout expressed as a percentage of the target PSUs, as illustrated in the table below:

	Relative TSR Rank	% PSUs Earned(1)
Below Threshold	< 25th Percentile	0%
Threshold	25th Percentile	50%
Target	50th Percentile	100%
Maximum	75th Percentile	200%
_________________________
(1)The number of PSUs that become eligible to vest (if any) will be linearly interpolated for relative TSR performance between the 25th and 50th percentile and for relative TSR performance between the 50th percentile and 75th percentile.
In the event of a change in control occurring before December 31, 2023, the performance period will end on the date of the closing of the change in control and the PSUs will vest based on the greater of (i) target and (ii) actual relative TSR rank over the shortened performance period, using an ending price equal to the per share amount payable to Company stockholders in the change in control.

2021 LTI Considerations
The Compensation Committee approved the annual LTI award opportunities for our NEOs other than the CEO based on the CEO’s recommendations and the factors described above in Compensation Philosophy and Objectives. In approving Mr. Linthwaite’s annual LTI award opportunity, the Compensation Committee contemplated the same factors as well as other considerations including:
•the Company’s performance during Mr. Linthwaite’s tenure as CEO;
•the Board’s desire to retain his leadership;
•targeted market positioning as compared to an appropriately sized benchmarking peer group; and
•strengthened alignment of Mr. Linthwaite interests with those of the Company’s stockholders.
Further, PSUs would only be earned upon the Company’s sustained relative TSR performance over three years. As indicated above, the realizable value of these PSUs aligns directly with stockholders, demonstrating the Compensation Committee’s commitment to linking pay with performance.
No Payouts for the 2019 PSU Grants
Following the end of the performance period beginning January 1, 2019 and ending December 31, 2021, the Compensation Committee determined that the Company’s cumulative 3-year TSR for the performance period was below threshold (25th percentile of the Relative TSR Rank vs. Russell 3000) at approximately the 11th percentile of the Russell 3000; accordingly, no such PSUs were earned or vested.
Response to Stockholder Feedback
In 2019, one of our largest stockholders expressed uncertainty as to whether relative TSR performance against the Russell 3000 was the most appropriate metric for the PSUs granted to our executive officers and suggested a reexamination of the design for future PSU grants.
In response to the stockholder feedback, our Compensation Committee directed its independent compensation consultant, Meridian, to analyze potential changes to our PSU design for the upcoming 2020 LTI grants, including the feasibility of using an industry-specific relative TSR index in lieu of the Russell 3000 and the replacement of relative TSR with one or more absolute metrics.
The Compensation Committee then carefully considered the results of Meridian’s analysis, evaluating various alternatives, and determined that we would continue to use TSR as the performance measure for the PSUs granted to our executive officers in 2020, and that we would continue to use the Russell 3000 as the relative TSR comparator for such PSUs. The Committee made this determination, in part, because it believes that:
•TSR encourages long-term strategic focus on creation of stockholder value beyond executives’ financial and operational targets;
•the current PSU design requires the Company to out-perform a broad market index; and
•the analysis did not support a compelling reason to select an industry-specific comparison group over the Russell 3000.
The Compensation Committee also noted that, because the current PSU design was adopted in 2018 and no payouts had yet been realized, no conclusion could yet be reached as to its efficacy as a measure of the Company’s performance.
Our Compensation Committee will continue to consider our stockholders’ views when making future decisions regarding the structure and implementation of our executive compensation program.
Guidelines and Policies
Executive Officer Stock Ownership Guidelines
Our Board has approved stock ownership guidelines for our executive officers to further align their interests with the interests of our stockholders.
Pursuant to the guidelines, our CEO is expected to accumulate and hold a number of shares of our common stock equal to the lesser of (i) that number of shares with a value equal to three times his annual base salary or (ii) 265,300 shares and to maintain this minimum amount of stock ownership throughout his tenure as CEO. Under the guidelines, our other key executive officers, including our NEOs other than the CEO, are expected to accumulate and hold a number of shares of our common stock equal to the lesser of (i) that number of shares with a value equal to his or her annual base salary or (ii) the number of shares determined by dividing his or her then-current annual base salary by $6.14 and to maintain this minimum amount of stock ownership throughout his or her tenure as a covered key executive officer. For purposes of determining share ownership under the guidelines, shares owned includes shares owned outright and vested in-the-money stock options, but does not include value or shares attributable to unvested time vesting restricted stock, unvested and/or out-of-the money stock options and/or unearned performance shares.
Our key executive officers, including our CEO and our other NEOs, are expected to achieve the applicable level of ownership by the end of the fiscal year that follows the five-year anniversary of the date he or she becomes covered by the guidelines.
In the event such an executive officer falls out of compliance with the guidelines at any time, he or she will be required to maintain 50% of the shares (net of tax and exercise costs) acquired through vesting or exercise of awards until the guidelines are again satisfied. The guidelines include a once-met-always-met policy such that each executive officer covered by our guidelines will be deemed to satisfy the guideline if they hold at least the number of shares that, as of the first measurement date they comply with the guidelines, was equal to the guideline value (i.e., following the initial compliance, the policy for each executive officer will reset to the lesser of the guideline value or the number of shares that originally satisfied the guideline).
Clawback Policy
Our Board has adopted a compensation clawback policy pursuant to which we may seek the recovery of performance-based cash and equity incentive compensation paid to our CEO and to all officers who report directly to the CEO, including our NEOs. The clawback policy provides that if (i) we restate our financial statements as a result of a material error; (ii) the amount of cash incentive compensation or performance-based equity compensation that was paid or is payable based on achievement of specific financial results paid to a participant would have been less if the financial statements had been correct; (iii) no more than two years have elapsed since the original filing date of the financial statements upon which the incentive compensation was determined; and (iv) our Compensation Committee unanimously concludes, in its sole discretion, that fraud or intentional misconduct by such participant caused the material error and it would be in our best interests to seek from such participant recovery of the excess compensation, then our Compensation Committee may, in its sole discretion, seek repayment from such participant.
No Hedging or Pledging
The Company’s Insider Trading Policy prohibits all officers, directors, and other employees with access to sensitive Company information from engaging in any form of hedging transaction (derivatives, equity swaps, forwards, etc.) in the Company’s stock, including, among other things, short sales and transactions involving publicly traded options. In addition, such officers, directors, and employees are prohibited from holding the Company’s stock in margin accounts and from pledging the Company’s stock as collateral for loans. We believe that these policies further align the interests of our officers and directors with those of our stockholders.
Other Benefits
Change of Control and Severance Plan
Each of our executive officers participates in our 2020 Change of Control and Severance Plan adopted in August 2020 (the “Severance Plan”), which provides for specified payments and benefits if the executive officer’s employment is terminated for a reason other than for cause, death or disability, or if the executive officer’s employment is terminated by the executive officer for good reason, with the payments and benefits provided generally greater if such termination occurs in connection with a change of control. The terms of our executive officers’ participation in the Change of Control and Severance Plan are described under the section entitled “Potential Payments upon Termination or Change of Control.”
Our Board concluded that it is in the best interests of our Company and our stockholders to provide assurances of specified benefits to certain of our employees, including our executive officers, whose employment is subject to being involuntarily terminated other than for death, disability, or cause or voluntarily terminated for good reason under the circumstances described in the plan. Our Board determined to provide such executive officers with certain severance benefits upon their termination of employment without cause outside of the change of control context in order to provide executive officers with enhanced financial security and incentive to remain with our Company. In addition, we believe that providing for acceleration of equity awards if an executive officer is terminated following a change of control transaction aligns the executive officer’s interest more closely with those of other stockholders when evaluating the transaction rather than putting the executive officer at risk of losing the benefits of those equity incentives.

In determining the amount of cash payments, benefits coverage, and acceleration of vesting to be provided to executive officers upon termination, our Board considered the following factors:
•the expected time required for an executive officer to find comparable employment following a termination event;
•feedback received from potential candidates for executive officer positions at our Company as to the level of severance payments and benefits they would require in order to leave other employment and join our Company;
•in the context of a change of control, the amount of vesting acceleration that would align the executive officer’s interests more closely with the interests of stockholders when considering a potential change of control transaction; and
•the period of time following a change of control during which management positions are evaluated and subject to a heightened risk of elimination.
In connection with the hiring of Dr. Egholm, and Mr. Kim, our Board approved certain enhanced severance benefits for Dr. Egholm and Mr. Kim. These benefits were negotiated by these executives with members of the Board, and were set at levels that our Board believed were necessary to recruit them to our company. For a detailed description of these benefits, please see “2022 Management Agreements” section below.
Split Dollar Life Insurance
The Company entered into an agreement with our former Chief Executive Officer, Mr. Linthwaite, to pay the full amount of the premium of a life insurance policy covering him with an initial face amount of $2,500,000. We entered into this agreement for the purposes of ensuring Mr. Linthwaite’s focus on increasing value for the stockholders. The value of the Company’s payment of such premiums is treated as taxable income to Mr. Linthwaite. In the event of Mr. Linthwaite’s death, Mr. Linthwaite’s designated beneficiaries will receive $2,000,000 of the proceeds from the life insurance policy, and the Company will receive the remainder of the proceeds. The Company is entitled to 100% of the policy’s cash value, less any policy loans and unpaid interest or prior cash withdrawals. Pursuant to the Separation Agreement entered into with Mr. Linthwaite, the agreement will terminate 30 months following the effective date of Mr. Linthwaite’s resignation as Chief Executive Officer of the Company.
Employee Benefits
Executive officers are eligible to participate in all of our employee health and welfare plans, such as medical, dental, vision, group life, disability, accidental death and dismemberment insurance, as well as our 401(k) or comparable non-U.S. retirement plan, in each case on the same basis as our other employees, subject to applicable law. Subject to applicable limits, we match contributions made to U.S.-based employees’ 401(k) defined contribution plans up to a maximum of $3,000 per year. We also provide vacation and other paid holidays to all employees, including our executive officers, which we believe are comparable to those provided at peer companies.
Accounting and Tax Considerations
Deductibility of Executive Compensation
Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), places a limit of $1,000,000 on the amount of compensation that we can deduct as a business expense in any year with respect to our CEO and certain of our other executive officers. While the Compensation Committee considers the deductibility of compensation as a factor in making compensation decisions, the Committee retains the flexibility to provide compensation that is consistent with our goals for our executive compensation program even if such compensation is not fully tax deductible.
Taxation of Nonqualified Deferred Compensation
Section 409A of the Code imposes additional taxes on certain non-qualified deferred compensation arrangements that do not comply with its requirements. These requirements regulate an individual’s election to defer compensation and the individual’s selection of the timing and form of distribution of the deferred compensation. Section 409A generally also provides that distributions of deferred compensation only can be made on or following the occurrence of certain events (i.e., the individual’s separation from service, a predetermined date, a change in control, or the individual’s death or disability). For certain executive officers, Section 409A requires that such individual’s distribution commence no earlier than six months after such officer’s separation from service. We have endeavored to structure our compensation arrangements to be exempt from or to comply with Section 409A and will continue to do so. Further, we do not offer tax gross-ups related to Section 409A to any of our executive officers.

Accounting for Stock-Based Compensation
The impact of accounting treatment is considered in developing and implementing our compensation programs, including the accounting treatment as it applies to amounts awarded or paid to our executive officers.
Risk Management Considerations
In setting compensation, our Compensation Committee strives to create incentives that encourage a level of risk-taking consistent with our business strategy and to encourage a focus on building long-term value that does not encourage excessive risk-taking. In connection with its oversight of compensation-related risks, our Compensation Committee has reviewed our compensation programs and practices for employees, including executive and non-executive programs and practices. In its review, our Compensation Committee evaluated whether our policies and programs encourage unnecessary or excessive risk-taking and controls, and how such policies and programs are structured with respect to risks and rewards, as well as controls designed to mitigate any risks. As a result of this review, our Compensation Committee determined that any risks that may result from our compensation policies and practices for our employees are not reasonably likely to have a material adverse effect on the Company.
Compensation Committee Report
The Compensation Committee oversees the Company’s compensation policies, plans, and benefit programs. The Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based on such review and discussions, the Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.
The Compensation Committee
Gerhard F. Burbach (Chair)
Bill W. Colston
Martin D. Madaus
The Compensation Committee Report does not constitute soliciting material, and shall not be deemed to be filed or incorporated by reference into any other filing by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates the Compensation Committee Report by reference therein.

SUMMARY COMPENSATION TABLE FOR 2021
The following table provides information regarding the compensation of our CEO, Chief Financial Officer, and each of the next three most highly compensated executive officers during 2021. We refer to these individuals as our NEOs elsewhere in this report.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)	Total ($)
Stephen Christopher Linthwaite	2021	595,000	—	2,677,147	—	—	39,515(3)	3,311,663
Former President and CEO	2020	536,484	—	2,600,852	—	624,016	39,515	3,800,867
	2019	564,720	—	3,024,338	—	84,482	39,515	3,713,055
Vikram Jog	2021	384,300	—	718,364	—	—	3,000(4)	1,105,664
Chief Financial Officer	2020	347,783	—	775,978	—	316,465	3,000	1,443,226
	2019	362,274	—	982,911	—	43,260	3,000	1,391,445
Colin McCracken	2021	387,866(5)	—	943,584	—	—	54,903(6)	1,386,353
Former Chief Commercial Officer	2020	318,780(7)	—	922,678	—	307,004	108,992(8)	1,657,454
	2019	246,800(9)	—	1,504,474	—	35,326	125,164(10)	1,911,764
Bradley Kreger	2021	344,760	—	546,586	—	—	3,000(4)	894,346
Senior Vice President, Global Operations	2020	312,000	—	824,878	—	245,621	3,000	1,385,499
	2019	325,000	—	982,911	—	41,388	3,000	1,352,299
Nicholas Khadder	2021	352,683	—	564,876	—	—	3,000(4)	920,559
Senior Vice President, General Counsel, and Secretary	2020	293,770	—	611,250	—	135,010	10,499(11)	1,050,529
	2019	347,471	—	907,304	—	—	3,000	1,257,775
_________________________
(1)Amounts represent the aggregate grant date fair value of equity awards granted to the NEO in the year indicated, calculated in accordance with FASB ASC Topic 718 without regard to estimated forfeitures. Under FASB ASC Topic 718, the provisions of the PSU awards related to TSR are considered a market condition and are valued using a Monte Carlo simulation pricing model to incorporate the market condition effects at our grant date. The grant date fair value of time-based RSUs equals the fair value of the Company’s stock on the grant date. As PSUs have the potential to pay out at 200% of target, PSUs have a higher grant date fair value than time-based RSUs. For the Company, on average, the grant date fair value of PSUs has been approximately 170% of the grant date fair value of the Company’s stock. The grant date fair value of Mr. Linthwaite’s 2021 PSU award was $1,865,146 and the value of the maximum potential payout for such PSUs was $2,292,575. The grant date fair value of the 2021 PSU award issued to Mr. Jog was $500,477 and the value of the maximum potential payout was $615,169. The grant date fair value of the 2021 PSU award issued to Mr. McCracken was $657,389 and the value of the maximum potential payout was $808,040. The grant date fair value of the 2021 PSU award issued to Mr. Kreger was $380,803 and the value of the maximum potential payout was $468,071. The grant date fair value of the 2021 PSU award issued to Mr. Khadder was $393,542 and the value of the maximum potential payout was $483,729.
(2)The amounts in this column represent total performance-based bonuses earned pursuant to our annual cash incentive program under the Executive Bonus Plan for service rendered during the applicable year. A portion of such amounts were paid subsequent to year end. For a description of our annual cash incentive program, please see the section entitled “Annual Cash Incentive Program” under “Compensation Discussion and Analysis” above.
(3)Consists of Company contributions of $3,000 made to Mr. Linthwaite’s 401(k) defined contribution plan, $27,500 of payments made by the Company for life insurance policy premiums, and $9,015 of payments made by the Company in disability insurance premiums.
(4)Consists of Company contributions made to the applicable NEO’s 401(k) defined contribution plan.
(5)Based on conversion of Canadian Dollars (“CAD”) to US Dollars (“USD”) from January 1, 2021 to June 25, 2021 at a rate of 1 CAD to 0.7983 USD, and conversion of British Pounds (“GBP”) to USD from June 26, 2021 to December 31, 2021 at a rate of 1 GBP to 1.3663 USD, the average exchange rates for the period beginning January 1, 2021 to December 31, 2021
(6)Consists of Company contributions of $27,934 made to Mr. McCracken’s registered retirement savings plan and pension plan, $19,471 of payments made by the Company for relocation expenses, $2,998 of payments made by the Company for car allowance, and $4,500 of payments made by the Company for living expenses.
(7)Based on conversion of CAD to USD at a rate of 1 CAD to 0.7464 USD, the average exchange rate for the period beginning January 1, 2020 to December 31, 2020.
(8)Consists of Company contributions of $10,162 made to Mr. McCracken’s registered retirement savings plan, $1,930 of payments made by the Company for relocation expenses, $5,500 of payments made by the Company for car allowance, $49,500 of payments made by the Company for living expenses, and $7,700 of payments made by the Company for education and tuition amounts for Mr. McCracken’s dependent child, and includes advance payments made to Mr. McCracken of $3,000 for car allowance, $27,000 for living expenses, and $4,200 for education and tuition amounts for Mr. McCracken’s dependent child for the period covering January 1, 2021 to June 30, 2021.
(9)Based on conversion of British Pounds (“GBP”) to USD from March 1, 2019 to August 31, 2019 at a rate of 1 GBP to 1.2774 USD, and conversion of CAD to USD from September 1, 2019 to December 31, 2019 at a rate of 1 CAD to 0.7539 USD, the average exchange rates for the period beginning January 1, 2019 to December 31, 2019.
(10)Consists of Company contributions of $13,715 made to Mr. McCracken’s UK pension plan from March 1, 2019 to August 31, 2019, $1,900 of payments made by the Company for Canadian comprehensive medical coverage premiums from September 1, 2019 to December 31, 2019, $64,615 of payments made by the Company for relocation expenses, $6,860 of payments made by the Company for car allowance, $31,500 of payments made by the Company for living expenses, and $6,574 of payments made by the Company for education and tuition amounts for Mr. McCracken’s dependent child.

(11)Consists of Company contributions of $3,000 made to Mr. Khadder’s 401(k) defined contribution plan, and payments of $4,826 for payout of accumulated vacation and $2,673 for payout of accumulated floating holidays. Such payouts were made in respect of Mr. Khadder’s resignation in March 2020, prior to his rejoining the Company on April 27, 2020.

GRANTS OF PLAN BASED AWARDS
The following table presents information concerning each grant of an award made to an NEO in 2021 under any plan.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards ($)(1)			Estimated Future Payments Under Equity Incentive Plan Awards (#)			All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	Grant Date Fair Value of Stock and Option Awards ($)(3)
Name	Grant Date	Threshold	Target	Maximum	Threshold	Target	Maximum

Stephen Christopher	3/4/2021(4)	535,500	595,000	1,487,500	—	—	—	—	—
Linthwaite	6/20/2021	—	—	—	97,143	194,286	388,572	—	1,865,146
	4/20/2021	—	—	—	—	—	—	186,667	812,001
Vikram Jog	3/4/2021(4)	193,959	215,510	538,774	—	—	—	—	—
	6/20/2021	—	—	—	26,067	52,133	104,266	—	500,477
	4/20/2021	—	—	—	—	—	—	50,089	217,887
Colin McCracken	3/4/2021(4)	187,612	208,457	521,144	—	—	—	—	—
	6/20/2021	—	—	—	34,239	68,478	136,956	—	657,389
	4/20/2021	—	—	—	—	—	—	65,792	286,195
Bradley Kreger	3/4/2021(4)	158,184	175,760	439,400	—	—	—	—	—
	6/20/2021	—	—	—	19,834	39,667	79,334	—	380,803
	4/20/2021	—	—	—	—	—	—	38,111	165,783
Nicholas Khadder	3/4/2021(4)	161,053	178,947	447,368	—	—	—	—	—
	6/20/2021	—	—	—	20,497	40,994	81,988	—	393,542
	4/20/2021	—	—	—	—	—	—	39,387	171,333
_________________________
(1)The target amounts shown in this column reflect our annual incentive plan awards provided under our 2021 Cash Incentive Program. The maximum amounts in this column reflect the greatest payouts that could be made if pre-established maximum performance levels were met or exceeded. Actual 2021 Cash Incentive Program payouts are reflected in the non-equity incentive plan compensation column of the Summary Compensation Table.
(2)Represents awards granted under our 2011 Plan.
(3)All amounts reported represent the grant date fair value of the equity awards, calculated in accordance with FASB ASC Topic 718 without regard to estimated forfeitures. See Note 13 of the notes to our audited consolidated financial statements included in our Form 10-K for a discussion of assumptions made in determining the grant date fair value.
(4)Corresponds to the date on which our Compensation Committee set the target cash incentive amounts payable to each of our executive officers pursuant to our 2021 Cash Incentive Program. Under our 2021 Cash Incentive Program, payouts were conditioned upon achievement of Company and individual performance goals, as discussed in the section of our Compensation Discussion and Analysis titled “2021 Cash Incentive Program — Cash Incentive Program Structure.”

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END FOR 2021
The following table presents information concerning unexercised options and unvested stock awards outstanding as of December 31, 2021 for each NEO. Each outstanding equity award was granted pursuant to our 2011 Plan except where indicated. Vesting in all instances is subject to the NEO’s continued service through the applicable vesting date.

	Stock Options						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date		Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Stephen Christopher	140,000(2)	—	—	4.99	11/8/2026		15,626(3)	61,254	—	—
Linthwaite	189,500(4)	—	—	6.16	2/13/2027		34,410(5)	134,887	—	—
	70,000(6)	—	—	5.13	9/20/2027	`	69,501(7)	272,444	—	—
	89,533(8)	5,967	—	6.33	3/19/2028		155,000(9)	607,600	—	—
	—	—	—	—	—		186,667(10)	731,735	—	—
	—	—	—	—	—		—	—	114,607(11)	449,259
	—	—	—	—	—		—	—	151,012(12)	591,967
	—	—	—	—	—		—	—	194,286(13)	761,601
Vikram Jog	87,400(4)	—	—	6.16	2/13/2027		4,502(3)	17,648	—	—
	3,444(6)	—	—	5.13	9/20/2027		11,185(5)	43,845	—	—
	6,609(6)	—	—	5.13	9/20/2027		21,517(7)	84,347	—	—
	1,541(6)	—	—	5.13	9/20/2027		45,000(9)	176,400	—	—
	2,073(6)	—	—	5.13	9/20/2027		50,089(10)	196,349	—	—
	8,941(6)	—	—	5.13	9/20/2027		—	—	37,247(11)	146,008
	967(6)	—	—	5.13	9/20/2027		—	—	46,750(12)	183,260
	25,784(8)	1,716	—	6.33	3/19/2028		—	—	52,133(13)	204,361
Colin McCracken	—	—	—	—	—		15,587(14)(15)	61,101	—	—
	—	—	—	—	—		9,188(15)	36,017	—	—
	—	—	—	—	—		21,517(7)	84,347	—	—
	—	—	—	—	—		60,000(9)	235,200	—	—
	—	—	—	—	—		65,792(10)	257,905	—	—
	—	—	—	—	—		—	—	25,500(11)	99,960
	—	—	—	—	—		—	—	46,750(12)	183,260
	—	—	—	—	—		—	—	68,478(13)	268,434
Bradley Kreger	91,668(16)	8,332	—	5.90	4/30/2028		6,250(14)(17)	24,500	—	—
	—	—	—	—	—		11,185(5)	43,845	—	—
	—	—	—	—	—		21,517(7)	84,347	—	—
	—	—	—	—	—		50,000(9)	196,000	—	—
	—	—	—	—	—		38,111(10)	149,395	—	—
	—	—	—	—	—		—	—	37,247(11)	146,008
	—	—	—	—	—		—	—	46,750(12)	183,260
	—	—	—	—	—		—	—	39,667(13)	155,495
Nicholas Khadder	—	—	—	—	—		30,000(9)	117,600	—	—
	—	—	—	—	—		40,625(18)	159,250	—	—
	—	—	—	—	—		39,387(10)	154,397	—	—
	—	—	—	—	—		—	—	40,994(13)	160,696
_________________________
(1)Based on the closing price of our common stock of $3.92 per share on December 31, 2021, as reported on the Nasdaq Global Select Market, and the number of RSUs and PSUs that had not vested as of December 31, 2021.
(2)The option vests over four years, with 1/4th of the total number of shares subject thereto vesting on October 19, 2017 and 1/48th of such shares vesting monthly thereafter until fully vested.
(3)The RSUs vest over four years, with 1/16th of the total number of shares subject thereto vesting on August 20, 2018 and 1/16th of such shares vesting every three months thereafter until fully vested.

(4)The option vests over four years, with 5/16th of the total number of shares subject thereto vesting on March 1, 2018 and 1/48th of such shares vesting monthly thereafter until fully vested.
(5)The RSUs vest over four years, with 1/4th of the total number of shares subject thereto vesting on February 20, 2020 and 1/16th of such shares vesting every three months thereafter until fully vested.
(6)The option vests over four years, with 1/12th of the total number of shares subject thereto vesting on February 20, 2018 and 1/12th of such shares vesting every three months thereafter until fully vested.
(7)The RSUs vest over four years, with 1/4th of the total number of shares subject thereto vesting on February 20, 2021 and 1/16th of such shares vesting every three months thereafter until fully vested.
(8)The option vests over four years, with 1/4th of the total number of shares subject thereto vesting on March 19, 2019 and 1/48th of such shares vesting monthly thereafter until fully vested.
(9)These Retention RSUs vest over three years, with one half of the total number of shares subject thereto vesting on May 20, 2021 and 1/4th of such shares vesting every twelve months thereafter until fully vested.
(10)The RSUs vest over four years, with 1/4th of the total number of shares subject thereto vesting on May 20, 2022 and 1/16th of such shares vesting every three months thereafter until fully vested.
(11)These PSUs became eligible to vest at the end of three years subject to the Company’s relative TSR performance against the Russell 3000 Index as of the beginning of 2019 during the performance period from January 1, 2019 to December 31, 2021. In early 2022, the Compensation Committee determined that the Company’s cumulative 3-year TSR for the performance period was below threshold; accordingly, none of these PSUs were earned or vested.
(12)These PSUs become eligible to vest at the end of three years subject to the Company’s relative TSR performance against the Russell 3000 Index as of the beginning of 2020 during the performance period from January 1, 2020 to December 31, 2022. The percentage of PSUs that vest will depend on our relative position at the end of the performance period and can range from 0% to 200% of the number of units granted.
(13)These PSUs become eligible to vest at the end of three years subject to the Company’s relative TSR performance against the Russell 3000 Index as of the beginning of 2021 during the performance period from January 1, 2021 to December 31, 2023. The percentage of PSUs that vest will depend on our relative position at the end of the performance period and can range from 0% to 200% of the number of units granted.
(14)Represents RSUs granted under our 2017 Inducement Award Plan (the “2017 Inducement Plan”).
(15)The RSUs vest over four years, with 1/4th of the total number of shares subject thereto vesting on May 20, 2020 and 1/16th of such shares vesting every three months thereafter until fully vested.
(16)The option vests over four years, with 1/4th of the total number of shares subject thereto vesting on April 2, 2019 and 1/48th of such shares vesting monthly thereafter until fully vested.
(17)The RSUs vest over four years, with 1/4th of the total number of shares subject thereto vesting on May 20, 2019 and 1/16th of such shares vesting every three months thereafter until fully vested.
(18)The RSUs vest over four years, with 1/4th of the total number of shares subject thereto vesting on May 20, 2021 and 1/16th of such shares vesting every three months thereafter until fully vested.

OPTION EXERCISES AND STOCK VESTED IN 2021
The following table provides additional information about the value realized by the NEOs upon the vesting of RSU awards during the year ended December 31, 2021. No option awards were exercised during the year ended December 31, 2021.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Stephen Christopher Linthwaite	335,610	1,920,134
Vikram Jog	99,737	570,875
Colin McCracken	93,249	522,819
Bradley Kreger	88,179	495,549
Nicholas Khadder	54,375	300,068
_________________________ (1) Value realized on vesting of stock awards is based on the closing price of our common stock on the vesting date and does not necessarily reflect actual proceeds received.
Pension Benefits & Nonqualified Deferred Compensation
We do not provide a pension plan for our employees and no NEOs participated in a nonqualified deferred compensation plan during the fiscal year ended December 31, 2021.
2022 Management Agreements
Linthwaite. As noted above, Mr. Linthwaite resigned from his position as President and Chief Executive Officer pursuant to the terms of the Transition Agreement. In connection with entering into the Transition Agreement, we agreed to reimburse Mr. Linthwaite for the cost or reasonable attorneys’ fees incurred in connection with the review and negotiation thereof, up to a maximum of $50,000. Mr. Linthwaite agreed to continue in his position as President and Chief Executive Officer to the Company for the period of time set forth in the Transition Agreement, and Mr. Linthwaite’s resignation from such positions became effective as of April 4, 2022 (the “Linthwaite Separation Date”). The Transition Agreement includes a limited release in favor of the Company.
In connection with this resignation as President and Chief Executive Officer, and pursuant to the terms of the Transition Agreement, Mr. Linthwaite and the Company entered into a Separation Agreement and Release (the “Separation Agreement”). Pursuant to the Separation Agreement, Mr. Linthwaite is entitled to receive (A) a $200,000 lump sum cash transaction bonus, and (B) the severance benefits payable under Section 4 of the Company’s 2020 Change of Control and Severance Plan (the “Severance Plan”), which are: (i) cash payments in an amount equal to $1,190,000, less applicable withholdings, paid in equal installments over 24 months; (ii) eligibility for COBRA premium reimbursements for up to 12 months following the Linthwaite Separation Date; and (iii) reasonable outplacement services in accordance with any applicable Company policy in effect as of the Linthwaite Separation Date. Mr. Linthwaite remains eligible to receive enhanced benefits under Section 5 of the Severance Plan in the event of a Change of Control (as defined in the Severance Plan) occurring within 3 months of the Linthwaite Separation Date, but any such benefits payable will be reduced by the benefits described in the immediately foregoing sentence (other than the referenced transaction bonus). In addition, the Separation Agreement provides that the Company will waive the time-based vesting component with respect Mr. Linthwaite’s PSUs which are eligible to vest based on a relative TSR performance component for the performance period ending December 31, 2022, such that, such PSUs will remain outstanding and eligible to vest to the extent of achievement of the performance component alone. The Separation Agreement also provides that the Company will assign to Mr. Linthwaite and reimburse him for payment of premiums paid by him to maintain the split dollar life insurance policy insuring his life for 30 months following the Linthwaite Separation Date. The Separation Agreement includes a general release of claims in favor of the Company and a customary mutual nondisparagement provision. If any of the severance and other benefits provided for under the Separation Agreement or otherwise payable to Mr. Linthwaite constitute “parachute payments” within the meaning of Section 280G of the Internal Revenue Code and could be subject to excise tax under Section 4999 of the Internal Revenue Code, then the payments will be delivered in full or delivered as to such lesser extent which would result in no portion of such benefits being subject to excise tax, whichever results in the greater amount of after-tax benefits to Mr. Linthwaite.
Following the Linthwaite Separation Date, we entered into the Consulting Agreement with Mr. Linthwaite. Pursuant to the Consulting Agreement, Mr. Linthwaite will provide consulting services to the Company through November 30, 2022. Pursuant to the Consulting Agreement, Mr. Linthwaite will receive a monthly fee of $25,000 during the term of the Consulting

Agreement. Additionally, if Mr. Linthwaite provides services in excess of 60 hours in a month, then his monthly fee will be increased by $350 per each hour in excess of 60 hours. During the term of the Consulting Agreement, the Company will reimburse Mr. Linthwaite for reasonable expenses, and Mr. Linthwaite will vest in his outstanding Company equity awards in accordance with the terms and conditions of the awards and the Separation Agreement and Consulting Agreement.
Pursuant to the terms of the Separation Agreement and the Consulting Agreement, if the Company terminates Mr. Linthwaite’s consulting relationship prior to November 30, 2022, (i) any unpaid consulting fees that would otherwise have been paid through the first 6 months following the Linthwaite Separation Date will be due and payable, and (ii) Mr. Linthwaite’s equity awards that would otherwise vest through November 30, 2022 will vest on an accelerated basis as if he had provided services through November 30, 2022. Following the termination of his consulting relationship, Mr. Linthwaite must sign a supplemental release of claims in favor of the Company in order to continue to receive the severance and benefits provided under the Separation Agreement.
Egholm. In January 2022, Dr. Egholm entered into the Egholm Letter pursuant to which he was appointed Chief Executive Officer of the Company in April 2022.
The compensation terms for the Egholm Letter were approved by the Board on terms and conditions that the Board believed were necessary to recruit Dr. Egholm to the Company, would align his interests with the Company’s stockholders, and would provide incentives for him to drive growth in the Company’s business following the closing of the Preferred Equity Transactions (as defined below) over the long-term. In setting the compensation terms for the Egholm Letter, the Board considered several key factors, including, a market analysis prepared by Meridian, Dr. Egholm’s past experiences, his expected future contributions to the Company, the Company’s historical executive compensation practices, and compensation structure that will best align Dr. Egholm’s interests with those of our stockholders, including Casdin and Viking. Accordingly, the Board approved a compensation package for Dr. Egholm that was heavily weighted in long-term equity incentives (primarily in the form of time-based stock options pursuant to which Dr. Egholm will realize value only if the value of the Common Stock increases following the date that he joins the Company and he remains employed with the Company).
Pursuant to the Egholm Letter, he is an at-will employee of the Company. He receives an annual base salary of $500,000, and is eligible to receive an annual bonus with a target level of 100% of his base salary.
Dr. Egholm received nonqualified stock options (the “Egholm Option Award”) to purchase 4,529,773 shares of Common Stock with a per share exercise price of $3.99. Subject to his continued employment with the Company through the applicable vesting date, 25% of the shares subject to the Egholm Option Award will vest on the first anniversary of the vesting commencement date, and the remaining 75% of the shares subject to the Egholm Option Award will vest in equal monthly installments thereafter.
Dr. Egholm also received 786,049 restricted stock units (the “Egholm RSU Award”). Subject to his continued employment with the Company, 25% of the Egholm RSU Award will vest in equal annual installments over a four-year period, beginning on the first anniversary of the vesting commencement date. Additionally, effective April 4, 2022, the compensation committee also approved an additional grant of 632 restricted stock units, which have the same vesting terms as indicated above.
If Dr. Egholm’s employment is terminated due to his death or “disability” (as defined in the Severance Plan), a number of unvested shares underlying the Egholm Option Award and the Egholm RSU Award (if any) that otherwise would vest during the period between the termination date and the one-year anniversary of the termination date immediately will vest.
Pursuant to the terms of Egholm, he will be a participant in the Severance Plan, and eligible to receive benefits at the same level and subject to the same terms and conditions as described with respect to Mr. Linthwaite below, except that, in addition, in a “Non-COC Involuntary Termination” Dr. Egholm will be entitled to receive an additional 12 months of vesting acceleration of his Company equity awards.
Kim. In January 2022, Mr. Kim entered into the Kim Letter pursuant to which he was appointed Chief Operating Officer of the Company in April 2022.
The compensation terms for the Kim Letter were approved by the Board on terms and conditions that the Board believed were necessary to recruit Mr. Kim to the Company, would align his interests with the Company’s stockholders, and would provide incentives for him to drive growth in the Company’s business following the closing of the Preferred Equity Transactions over the long-term. In setting the compensation terms for the Kim Letter, the Board considered similar factors as it considered for setting the compensation terms for the Egholm Letter.
Pursuant to the Kim Letter, Mr. Kim is an at-will employee of the Company. He receives an annual base salary of $400,000, and is eligible to receive an annual bonus with a target level of 55% of his base salary. In addition, the Company will reimburse Mr. Kim for relocation expenses up to $150,000.

Mr. Kim received nonqualified stock options (the “Kim Option Award”) to purchase 1,617,775 shares of Common Stock, with an exercise price per share of $3.99. Subject to his continued employment with the Company through the applicable vesting date, 25% of the shares subject to the Kim Option Award will vest on the first anniversary of the vesting commencement date, and the remaining 75% of the shares subject to the Kim Option Award will vest in equal monthly installments thereafter.
Mr. Kim also received 280,732 restricted stock units (the “Kim RSU Award”). Subject to his continued employment with the Company, 25% of the Kim RSU Award will vest in equal annual installments over a four-year period, beginning on the first anniversary of the vesting commencement date. Additionally, effective April 4, 2022, the compensation committee also approved an additional grant of 226 restricted stock units, which have the same vesting terms as indicated above.
If Mr. Kim’s employment is terminated due to his death or “disability” (as defined in the Severance Plan), a number of unvested shares underlying the Kim Option Award and Kim RSU Award (if any) that otherwise would vest during the period between the termination date and the one-year anniversary of the termination date immediately will vest.
The Kim Option Award and Kim RSU Award (if any) will be subject to the terms of the Company’s Inducement Plan.
Pursuant to the terms of the Kim Letter, he will be a participant in the Severance Plan, and eligible to receive benefits at the same level and subject to the same terms and conditions as described with respect to our executive officers as described below, except that in a “Non-COC Involuntary Termination,” Mr. Kim will be entitled to receive 12 months of vesting acceleration of his Company equity awards.
Retention Program
In January 2022, the Board approved a retention compensation program for certain of our named executive officers, and certain other members of our executive leadership team. The retention program provides for a lump sum cash payment if the named executive officer remains employed with us through December 31, 2022. The cash payment is $293,877 in the case of Vikram Jog, $279,685 in the case of Colin McCracken, and $268,421 in the case of Nicholas Khadder. If the employment with the Company of a participant in the retention program terminates for any reason prior to December 31, 2022, then he or she will forfeit any rights to the cash payment.
Additionally, the retention compensation program provides that, in the event that the employment with the Company of a participant in the retention compensation program is terminated by the Company without “cause” (excluding by reason of death or “disability,” as defined in the Severance Plan) (such a termination, a “Qualifying Termination”) on or prior to January 15, 2023, the Company will amend such participant’s award of performance-based restricted stock units that are eligible to vest based on (i) a relative TSR performance component in the performance period ending December 31, 2022, and (ii) a time-based vesting component to remove the time-based vesting component, such that, notwithstanding the termination of his or her service on or prior to January 15, 2023, such award will remain outstanding and eligible to vest to the extent of achievement of the performance component alone. Each of Messrs. Jog and McCracken hold this type of award.
Additionally, the Company granted each of Messrs. Jog, Khadder, and McCracken an award of restricted stock units covering 50,000 shares of the Company’s Common Stock (the “Retention RSUs”). The Retention RSUs will be subject to the terms of our 2011 Equity Incentive Plan, as amended, and restricted stock unit award agreement thereunder. The Retention RSUs will be scheduled to vest on February 20, 2023 (the “Vesting Date”), subject to the individual’s continued employment with the Company through that date. If the employment with the Company of a participant in the retention program is terminated in a Qualifying Termination prior to the Vesting Date, the Retention RSUs will become fully vested as of the termination date. If the participant’s employment with the Company terminates for any reason other than a Qualifying Termination prior to the Vesting Date, then he or she forfeit any rights to the Retention RSUs.
The receipt of any termination benefits described in the retention program is conditioned upon the participant timely signing and not revoking a separation and release of claims agreement in substantially the form attached to the Severance Plan.
Potential Payments Upon Termination or Change of Control
The Compensation Committee has approved our Severance Plan under which our NEOs, other members of our executive leadership team, and certain other designated employees are eligible to receive severance benefits. We adopted the Severance Plan, which superseded the severance benefits provided under the Company’s previous Change of Control and Severance Plan and prior employment and severance agreements, because we recognize that we will from time to time consider the possibility of an acquisition by another company, or another change of control transaction, and that such consideration can cause such executive officers to consider alternative employment opportunities.

We have entered into an individual participation agreement with each of our executive officers under the terms of the Severance Plan that provides for specified payments and benefits in the event of the participant’s termination under the circumstances described below:
•Under the Severance Plan, if any executive’s employment (other than Mr. Linthwaite’s) is terminated outside of the period beginning 3 months before a change of control (as defined in the Severance Plan) and ending 12 months after a change of control (such period, the “Change of Control Period”) for a reason other than cause or the executive’s death or disability (as such terms are defined in the Severance Plan), then, subject to the Severance Conditions (as defined below), the executive will be entitled to receive the following severance benefits:
◦Continued payments (less applicable withholdings) totaling 75% of the executive’s annual base salary in effect as of the date of termination in equal installments over a period of nine months (or, in the case of our CEO, 200% of his annual base salary paid in equal installments over a period of 24 months) following his termination.
◦Reimbursement of costs of continued health coverage for the executive, his or her spouse, and/or his or her dependents, as applicable, for a period of up to 9 months (or, in the case of our CEO, 12 months) following termination.
◦Reasonable outplacement services in accordance with any applicable policy of ours that is in effect as of the executive’s termination (or if no such policy is in effect, as determined by us).
•Under the Severance Plan, if any executive’s employment is terminated within the Change of Control Period either (i) by us for a reason other than cause or the executive’s death or disability or (ii) by the executive for good reason (as defined in the executive’s participation agreement under the Severance Plan), then, subject to the Severance Conditions, the executive will be entitled to receive the following severance benefits:
◦A lump-sum payment (less applicable withholdings) totaling 150% (or, in the case of our CEO, 250%) of the sum of (x) his or her annual base salary (as in effect immediately before termination or immediately before the change of control, whichever is higher) plus (y) the greater of (A) his or her annual target cash incentive (as in effect immediately before termination or immediately before the change of control, whichever is higher) or (B) the average of the annual cash incentives actually paid to him or her for the three fiscal years preceding the year in which his or her termination occurs.
◦A pro-rated payment of the executive’s annual bonus in effect at the time of the Change of Control.
◦Reimbursement of costs of continued health coverage for the executive, his or her spouse, and/or his or her dependents, as applicable, for a period of up to 18 months (or, in the case of our CEO, 30 months) following termination.
◦100% vesting acceleration of his or her then-outstanding and unvested equity awards, provided that, if an equity award is to vest and/or the amount of the award to vest is to be determined based on the achievement of performance criteria, then, unless otherwise provided in the applicable equity award agreement, 100% of such equity award will vest assuming the applicable performance criteria had been achieved at target levels for the relevant performance period(s).
◦Reasonable outplacement services in accordance with any applicable policy of ours that is in effect as of the executive’s termination (or if no such policy is in effect, as determined by us), except that such outplacement services will be in no case less than the outplacement services provided under any applicable policy of ours that is in effect immediately prior to the applicable change of control.
To receive the Severance Plan benefits, an executive would also be required to sign and not revoke a separation and release of claims agreement in a form reasonably satisfactory to us within the period set forth in the Severance Plan and be in compliance with any confidentiality, proprietary information and inventions assignment agreement and any other appropriate agreement between the executive and us (together, the “Severance Conditions”).
If any of the severance and other benefits provided for in the Severance Plan or otherwise payable to an executive (“280G Payments”) constitute “parachute payments” within the meaning of Section 280G of the Internal Revenue Code and could be subject to excise tax under Section 4999 of the Internal Revenue Code, then the 280G Payments will be delivered in full or delivered as to such lesser extent which would result in no portion of such benefits being subject to excise tax, whichever results in the greater amount of after-tax benefits to such executive. The Severance Plan does not require us to provide any tax gross-up payment to any executive participating in the Severance Plan.
Subject to earlier termination in accordance with its terms and conditions, the Severance Plan will automatically terminate three years following its adoption by the Compensation Committee; however, if a change of control occurs, the expiration date of the Severance Plan will be extended automatically through the date 12 months following the change of control.

The following table describes the payments and benefits that each of our NEOs would be entitled to receive pursuant to the Severance Plan, assuming that each of the following triggers occurred on December 31, 2021: (i) his employment was terminated for a reason other than for “cause” or the NEO’s death or “disability” more than 3 months prior to or after 12 months following a “change of control” and (ii) his employment was terminated for a reason other than for “cause” or the NEO’s death or “disability” or by them for “good reason” within 3 months prior to or 12 months following a “change of control.”

	Employment Terminated for Reason Other than Cause, Death, or Disability More Than 3 Months Prior to, or More Than 12 Months After, a Change of Control		Employment Terminated for Reason Other Than Cause, Death or Disability Within 3 Months Prior to or 12 Months After a Change of Control(1)
Name	Severance Payments ($)	Health Care Benefits ($)	Equity Acceleration ($)(2)	Severance Payments ($)	Health Care Benefits ($)
Stephen Christopher Linthwaite	(3)	—	3,610,747	2,975,000(4)	73,446(5)
Vikram Jog	293,877(6)	22,034(7)	1,052,218	911,018(8)	44,067(9)
Colin McCracken	290,474(6)	2,916(10)	1,226,223	900,469(8)	5,832(11)
Bradley Kreger	263,640(6)	22,034(7)	982,850	790,920(8)	44,067(9)
Nicholas Khadder	268,421(6)	22,034(7)	591,944	805,263(8)	44,067(9)
_________________________
(1)Includes termination of the NEO’s employment by the Company or its successor without “cause” and termination by the NEO for “good reason.”
(2)We estimate the value of the acceleration of options, PSUs and RSUs held by the NEO based on the closing stock price of our common stock of $3.92 per share on December 31, 2021, as reported on the Nasdaq Global Select Market, and the number of unvested in-the-money options and shares held by such NEO as of December 31, 2021. The number of PSUs accelerated are at target levels.
(3)Mr. Linthwaite’s employment with the Company has terminated, effective as of April 4, 2022. Unless the Company experiences a Change of Control within 3 months of the Linthwaite Separation Date, he will not be eligible to receive benefits under the Severance Plan. The amount he would have received under the Severance Plan as of December 31, 2021 is $1,190,000. The terms of the Transition Plan with Mr. Linthwaite are described in “Management Agreements — Linthwaite.”
(4)The amount shown is equal to (a) 250% of the sum of (x) Mr. Linthwaite’s annual base salary as of December 31, 2021, plus (y) his annual target cash incentive as of December 31, 2021, plus (b) the maximum annual bonus amount that could be payable.
(5)The amount shown is equal to the cost of covering Mr. Linthwaite and his eligible dependents under our benefit plans for a period of 30 months, assuming that such coverage is timely elected under COBRA.
(6)The amount shown is equal to 75% of the NEO’s annual base salary as of December 31, 2021.
(7)The amount shown is equal to the cost of covering the NEO and his eligible dependents under our benefit plans for a period of nine months, assuming that such coverage is timely elected under COBRA for such U.S.-based NEO.
(8)The amount shown is equal to (a) 150% of the sum of (x) the NEO’s annual base salary as of December 31, 2021, plus (x) his annual target cash incentive as of December 31, 2021, plus (b) the maximum annual bonus amount that could be payable.
(9)The amount shown is equal to the cost of covering the NEO and his eligible dependents under our benefit plans for a period of 18 months, assuming that such coverage is timely elected under COBRA for such U.S.-based NEO.
(10)The amount shown is equal to the cost of covering Mr. McCracken and his eligible dependents under our U.K. benefit plans for a period of nine months. Based on conversion of British pounds sterling (GBP) to USD at a rate of 1 GBP to 0.7269 USD, the average exchange rates for the period beginning January 1, 2021 to December 31, 2021.
(11)The amount shown is equal to the cost of covering Mr. McCracken and his eligible dependents under our U.K. benefit plans for a period of 18 months. Based on conversion of GBP to USD at a rate of 1 GBP to 0.7269 USD, the average exchange rates for the period beginning January 1, 2021 to December 31, 2021
In addition to the benefits described above, our 2011 Plan and 2017 Inducement Plan provide for full acceleration of all outstanding options in the event of a change of control of our Company where the successor company does not assume our outstanding options and other awards in connection with such acquisition transaction. We estimate the value of this benefit for each NEO to be equal to the amount listed above in the column labeled “Equity Acceleration.”

CEO PAY RATIO
Under rules adopted pursuant to the Dodd-Frank Act, we are required to calculate and disclose the total compensation paid to our median paid employee, as well as the ratio of the total compensation paid to the median employee as compared to the total compensation paid to our CEO (the “CEO Pay Ratio”). The paragraphs that follow describe our methodology and the resulting CEO Pay Ratio.
Measurement Date
We identified the median employee using our employee population on December 31, 2021 (including all employees, whether employed on a full-time, part-time, seasonal or temporary basis).
Consistently Applied Compensation Measure
Under the relevant rules, we are required to identify the median employee by use of a “consistently applied compensation measure” (“CACM”). We chose a CACM that closely approximates the annual target total direct compensation of our employees. Specifically, we identified the median employee by aggregating, for each employee as of December 31, 2021: (i) annual base pay, (ii) annual target cash incentive opportunity, and (iii) the grant date fair value for equity awards granted in 2021. In identifying the median employee, we converted compensation amounts paid in foreign currencies based on the applicable year-to-date average exchange rate as of December 31, 2021, and annualized the compensation values of permanent employees who joined our Company during 2021. Pursuant to the de minimis exemption, we excluded 12 employees based in Japan as of December 31, 2021. After excluding those individuals, we had 607 employees, 205 of whom were based in the United States.
Methodology and Pay Ratio
Once the median employee was identified, we calculated the median employee’s annual target total direct compensation in accordance with the requirements of the Summary Compensation Table. Our median employee’s compensation in 2021 as calculated using Summary Compensation Table requirements was $88,745. Our CEO’s compensation in 2021 as reported in the Summary Compensation Table was $3,311,663. Therefore, our CEO Pay Ratio for 2021 is 37:1.
This information is being provided for compliance purposes and is a reasonable estimate calculated in a manner consistent with the SEC rules, based on our internal records and the methodology described above. The SEC rules for identifying the median compensated employee allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. Accordingly, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may use different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios. Neither the Compensation Committee nor management of the Company used the CEO Pay Ratio measure in making compensation decisions.

EQUITY COMPENSATION PLAN INFORMATION
The following table summarizes the number of outstanding options and RSUs granted to our employees, consultants, and directors, as well as the number of shares of common stock remaining available for future issuance, under our equity compensation plans as of December 31, 2021. A description of each of our equity compensation plans is incorporated by reference to Note 13 to the consolidated financial statements set forth in our Form 10-K.

	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by security holders
2009 Equity Incentive Plan(1)	—	—	—
2011 Equity Incentive Plan	8,940,560	$6.23	3,518,972
2017 Employee Stock Purchase Plan	—	—	2,633,013
Equity compensation plans not approved by security holders
DVS Sciences, Inc. 2010 Equity Incentive Plan(2)	9,030	$1.76	—
2017 Inducement Award Plan(3)	234,677	$7.53	—
Total	9,184,267	$6.26	6,151,985
_______________________
(1)    The 2009 Plan was replaced by the 2011 Plan in February 2011. A total of 55,423 shares remaining available for grant under the 2009 Plan were transferred to the 2011 Plan and the 2009 Plan was terminated for any new grants.
(2)    Represents awards assumed in connection with our acquisition of DVS Sciences, Inc. in February 2014.
(3)    The 2017 Inducement Plan was terminated in June 2019 for any new grants.

RELATED PERSON TRANSACTIONS AND SECTION 16(a)
BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Related Person Transactions
Preferred Equity Transaction
On April 4, 2022, the Company, Casdin Private Growth Equity Fund II, L.P. and Casdin Partners Master Fund, L.P. (collectively, “Casdin”) and Viking Global Opportunities Illiquid Investments Sub-Master LP and Viking Global Opportunities Drawdown (Aggregator) LP (collectively, “Viking” and, together with Casdin, the “Purchasers” and individually, a “Purchaser”) completed the previously announced transactions contemplated by the Series B-1 Convertible Preferred Stock Purchase Agreement, dated January 23, 2022, by and between the Company and Casdin (the “Casdin Purchase Agreement”), and Series B-2 Convertible Preferred Stock Purchase Agreement, dated January 23, 2022 (the “Viking Purchase Agreement” and collectively, the “Purchase Agreements”), by and between the Company and Viking. On April 4, 2022, the Company issued and sold (a) to Casdin, 112,500 shares of the Company’s newly designated Series B-1 Preferred Stock in exchange for $112.5 million, and (b) to Viking, 112,500 shares of the Company’s newly designated Series B-2 Preferred Stock in exchange for $112.5 million (such transactions, collectively, the “Preferred Equity Transactions”).
On January 23, 2022, the Company entered into (i) a Loan Agreement, dated and effective as of January 23, 2022, among the lenders party thereto affiliated with Casdin Private Growth Equity Fund II, L.P. and the Company (the “Casdin Loan Agreement”) and (ii) a Loan Agreement, dated and effective as of January 23, 2022, among the lenders party thereto affiliated with Viking Global Investors LP and the Company (the “Viking Loan Agreement,” and together with the Casdin Loan Agreement, the “Loan Agreements”). Each Loan Agreement provided for a $12.5 million term loan to the Company (each, a “Term Loan” and collectively, the “Term Loans”). The Term Loans were fully drawn on January 24, 2022. Upon the issuance of the Series B Preferred Stock pursuant to the Purchase Agreements, the Term Loan under the Casdin Loan Agreement automatically converted into an aggregate of 15,280 shares of Series B-1 Preferred Stock and the Term Loan under the Viking Loan Agreement automatically converted into an aggregate of 15,279 shares of Series B-2 Preferred Stock, in accordance with the terms of the Casdin Loan Agreement or the Viking Loan Agreement, as applicable. As a result of the Preferred Equity Transactions and the Term Loans, Casdin owns Series B-1 Preferred Stock that could convert into up to 37,582,346 shares of common stock, subject to certain limitations on voting, and Viking owns Series B-2 Preferred Stock that could convert into up to 37,582,052 shares of common stock, subject to certain limitations on voting and the Blocker (as defined in footnote 2 of the table below in the section entitled “Security Ownership.” Please see item 8 of the General Information section entitled “Are any shares subject to voting restrictions?” regarding limitations on voting in excess of 19.9% for each of the Series B-1 Preferred Stock holders and the Series B-2 Preferred Stock holders. Casdin has designated Eli Casdin as the Series B-1 Preferred Director and Mr. Casdin is the managing member of Casdin.
On January 23, 2022, the Company entered into a Registration Rights Agreement with the Purchasers pursuant to which the Purchasers will have certain customary registration rights with respect to shares issued under the Loan Agreements and the Purchase Agreements, including (i) any shares of Common Stock acquired by any Holder (as defined in the Registration Rights Agreement) pursuant to the conversion of the Series B Preferred Stock in accordance with the Certificates of Designations and (ii) any shares of Common Stock acquired by any Holder pursuant to preemptive rights under the Purchase Agreements.
Each of the Certificate of Designations of the Series B-1 Preferred Stock and the Certificate of Designations of the Series B-2 Preferred Stock provides that, for so long as, in each case, (a) Casdin and its Permitted Transferees (as defined in the B-1 Certificate of Designations) continue to beneficially own shares of Series B-1 Preferred Stock that represent at least 7.5% of the outstanding shares of Common Stock, on an as converted basis (the “Casdin Ownership Percentage”), and (b) Viking and its Permitted Transferees (as defined in the B-2 Certificate of Designations) continue to beneficially own shares of Series B-2 Preferred Stock that represent at least 7.5% of the outstanding shares of Common Stock, on an as converted basis (the “Viking Ownership Percentage”), on the terms and subject to the conditions set forth in the respective Certificates of Designations, the holders of a majority of the outstanding shares of Series B-1 Preferred Stock and Series B-2 Preferred Stock will each have the right to nominate for election and to elect one member to the Board. The Certificates of Designations also provide that for so long as the Casdin Ownership Percentage and the Viking Ownership Percentage continue to be met or exceeded for such series of Series B Preferred Stock, each of the Preferred Directors will have certain consent rights over, among other things: (i) any increase in the number of directors on the Board beyond seven; (ii) the hiring, promotion, demotion, or termination of the Company’s Chief Executive Officer; (iii) entering into or modifying (including by waiver) any transaction, agreement or arrangement with any Related Person (as such term is defined in the Certificates of Designations), subject to certain exceptions; (iv) any voluntary petition under any applicable federal or state bankruptcy or insolvency law effected by the Company; (v) any change in the principal business of the Company or entry by the Company into any material new line of business; and (vi) for a period of three years after the Closing, (A) any acquisition (including by merger, consolidation or acquisition of stock or assets) of any assets, securities or property of any other person or (B) any sale, lease, license, transfer or other disposition of any assets of the Company or any of its subsidiaries, in each case, other than acquisitions or disposition of inventory or equipment in the ordinary course of business consistent with past practice, for consideration in excess of $50,000,000 in the aggregate in any six month period.
Support Agreement
On March 29, 2022, the Company entered into a support agreement (the “Support Agreement”) with Caligan Partners LP and each of the other persons and entities set forth on the signature pages to the Support Agreement (collectively, the “Caligan Group”). Among other matters, the Support Agreement provided that effective as of the consummation of the Preferred Equity Transactions (i) the Company would increase the size of its Board to eight and appoint Dr. Frank Witney to the Board to serve as a Class III director with a term expiring at the 2022 Annual Meeting, (ii) at the special meeting of the Company’s stockholders called to consider the Preferred Equity Transactions (including any adjournments, postponements or other delays thereof), the members of the Caligan Group would cause all applicable securities of the Company that are beneficially owned by the members of the Caligan Group to be (a) present for quorum purposes; and (b) voted in the manner recommended by the Board on all proposals, (iii) the Company would nominate Dr. Witney for election at the 2022 Annual Meeting and recommend, support and solicit proxies for his election, and (iv) certain standstill restrictions to which the Caligan Group is subject will terminate.
Policy Concerning Audit Committee Approval of Related Person Transactions
Our Board and Audit Committee have adopted a formal written policy that our executive officers, directors, holders of more than 5% of any class of our voting securities, and any member of the immediate family of any of the foregoing persons, are not permitted to enter into any transaction with us for which disclosure would be required under Item 404 of Regulation S-K, referred to as a related person transaction, without the review and approval or ratification of our Audit Committee, or other independent members of our Board if it is inappropriate for our Audit Committee to review such transaction due to a conflict of interest. Any related person transaction must be presented to our Audit Committee for review, consideration and approval or ratification. In approving or rejecting any such related person transaction, our Audit Committee is to consider the relevant facts and circumstances available and deemed relevant to the Audit Committee, including, but not limited to, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction.
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, requires our directors, executive officers, and holders of more than 10% of our common stock to file with the SEC reports regarding their ownership and changes in ownership of our securities. We believe that our directors, executive officers, and 10% stockholders complied with all Section 16(a) filing requirements in 2021. In making these statements, we have relied upon examination of the filings made with the SEC and the written representations of our directors and executive officers.

SECURITY OWNERSHIP
Except as indicated by the footnotes below, the following table sets forth information as of April 18, 2021 concerning:
•Each person we believe to be the beneficial owner of more than five percent of our common stock or Series B Preferred Stock;
•Each of our directors and nominees for the Board;
•Each of our NEOs; and
•All of our directors and executive officers as a group.
Unless otherwise noted below, the address of each person listed on the table is c/o Standard BioTools Inc., 2 Tower Place, Suite 2000, South San Francisco, California 94080.
We have determined beneficial ownership in accordance with the rules of the SEC. Except as otherwise indicated, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws.
Applicable percentage ownership is based on 77,252,135 shares of common stock outstanding at April 18, 2022. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of common stock subject to options held by that person that are currently exercisable, options held by that person that are exercisable within 60 days of April 18, 2022, RSUs that are scheduled to vest within 60 days of

April 18, 2022, and shares of common stock into which shares of Series B Preferred Stock are convertible. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person. There were 255,559 shares of our Series B Preferred Stock outstanding as of April 18, 2022.
The information provided in the table is based on our records, information filed with the SEC, and information provided to the Company, except where otherwise noted.

Name of Beneficial Owner	Common Shares Beneficially Owned	Percent of Common Shares Beneficially Owned	Preferred Shares Beneficially Owned	Percent of Preferred Shares Beneficially Owned
5% Stockholders:
Entities affiliated with Casdin Capital, LLC(1)	37,582,346	32.7%	127,780	50.0002%
Entities affiliated with Viking Global Investors LP(2)	8,109,340	9.5%	127,779	49.9998%
Caligan Partners LP(3)	8,380,265	10.8%	—	—
Indaba Capital Management, L.P.(4)	7,585,905	9.8%	—	—
BlackRock, Inc.(5)	6,251,230	8.1%	—	—
PRIMECAP Management Company(6)	5,093,403	6.6%	—	—
RA Capital Management, L.P.(7)	4,651,177	6.0%	—	—
North Sound Trading, LP(8)	4,375,000	5.7%	—	—
Neuberger Berman Group LLC(9)	4,336,103	5.6%	—	—
The Vanguard Group(10)	3,867,671	5.0%	—	—
Orbimed(11)	3,819,348	4.9%	—	—
Directors and NEOs:
Stephen Christopher Linthwaite(12)	970,056	1.2%	—	—
Michael Egholm(13)	5,000	*	—	—
Gerhard F. Burbach(14)	194,704	*	—	—
Eli Casdin(15)	37,582,346	32.7%	127,780	50.0002%
Laura M. Clague(16)	99,442	*	—	—
Bill W. Colston(17)	66,799	*	—	—
Martin Madaus	—	—
Carlos V. Paya(18)	146,345	*	—	—
Frank Witney(19)	4,225	*	—	—
Vikram Jog(20)	366,648	*	—	—
Nicholas S. Khadder(21)	111,300	*	—	—
Bradley Kreger(22)	233,588	*	—	—
Colin McCracken(23)	118,072	*	—	—
All current directors and NEOs as a group (11 persons)(24)	39,898,525	51.6%
_______________________
*Less than one percent.
(1)According to a Schedule 13D filed jointly by Casdin Partners Master Fund, L.P. (“Casdin Master Fund”), Casdin Private Growth Equity Fund II, L.P. (“Casdin Private Growth Fund”), Casdin Capital, LLC (“Casdin Capital”), as investment adviser to Casdin Master Fund and Casdin Private Growth Fund, Casdin Partners GP, LLC (“Casdin Partners GP”), as the general partner of Casdin Master Fund, Casdin Private Growth Equity Fund II GP, LLC ("Casdin Private Growth GP"), as the general partner of Casdin Private Growth Fund, and Eli Casdin, as the managing member of Casdin Capital, Casdin Partners GP and Casdin Private Growth GP, shared voting and dispositive power is held with respect to 89,446 shares of Series B-1 Preferred Stock held by Casdin Master Fund and 38,334 shares of Series B-1 Preferred Stock held by Casdin Private Growth Fund. Reported shares include 37,582,346 shares of common stock issuable upon conversion of Series B-1 Preferred Stock and percentage of common stock beneficially owned is based on 114,834,481 outstanding shares. Casdin’s address is 1350 Avenue of the Americas, Suite 2600, New York, NY 10019.

(2)Represents (i) 5,433,258 shares of common stock that Viking Global Opportunities Illiquid Investments Sub-Master LP (the “Viking Hybrid Fund”) has the right to acquire and (ii) 2,676,082 shares of common stock that Viking Global Opportunities Drawdown (Aggregator) LP (the “Viking Drawdown Fund”) has the right to acquire, in each case, upon conversion of shares of Series B-2 Preferred Stock held by Viking and after giving effect to a provision in the B-2 Certificate of Designations which provides that neither Viking nor its affiliates shall be entitled to convert shares of Series B-2 Preferred Stock unless such conversion would not result in Viking, together with its affiliates, beneficially owning more than 9.5% of the total number of shares of common stock outstanding (the “Blocker”), and percentage of common stock beneficially owned is based on 8,109,340 outstanding shares. Accordingly, the amount of shares of common stock reported as beneficially owned by Viking set forth in the table above excludes shares of common stock that Viking does not currently have the right to acquire upon conversion of the Series B-2 Preferred Stock due to the Blocker (and applies the Blocker pro rata across Viking). Without giving effect to the Blocker, the Series B-2 Preferred Stock held by the Viking Hybrid Fund would be convertible into 25,179,995 shares of common stock and the Series B-2 Preferred Stock held by the Viking Drawdown Fund would be convertible into 12,402,056 shares of common stock, for an aggregate of 37,582,051 shares of common stock. The Viking Hybrid Fund has the authority to dispose of and vote the shares directly owned by it, which power may be exercised by its general partner, Viking Global Opportunities Portfolio GP LLC (“Hybrid Opportunities GP”), and by Viking Global Investors LP (“VGI”), which provides managerial services to the Viking Hybrid Fund. O. Andreas Halvorsen, David C. Ott and Rose Shabet, as Executive Committee members of Viking Global Partners LLC (the general partner of VGI) and Hybrid Opportunities GP, have shared authority to direct the voting and disposition of investments beneficially owned by VGI and Hybrid Opportunities GP. The Viking Drawdown Fund has the authority to dispose of and vote the shares directly owned by it, which power may be exercised by its general partner, Viking Global Opportunities Drawdown Portfolio GP LLC (“Drawdown Opportunities GP”), and by VGI, which provides managerial services to the Viking Drawdown Fund. O. Andreas Halvorsen, David C. Ott and Rose Shabet, as Executive Committee members of Viking Global Partners LLC (the general partner of VGI) and Drawdown Opportunities GP, have shared authority to direct the voting and disposition of investments beneficially owned by VGI and Drawdown Opportunities GP. Viking’s address is c/o Viking Global Investors LP, 55 Railroad Avenue, Greenwich, Connecticut 06830.
(3)Information is as of March 29, 2022, the latest date for which information is available to the Company. According to a Schedule 13D/A filed jointly by Caligan Partners LP (“Caligan”), which identified itself as the investment manager of an affiliated fund and managed accounts, and David Johnson, the managing member of the general partner of Caligan, shared voting power and dispositive power with respect to all of such shares. Caligan’s address is 590 Madison Avenue, New York, New York 10022.
(4)Information is as of December 31, 2021, the latest date for which information is available to the Company. According to a Schedule 13G/A filed jointly by Indaba Capital Management, L.P., IC GP, LLC (“IC GP”), Indaba’s sole general partner, and Derek C. Schrier, the managing member of IC GP, shared voting and dispositive power is held with respect to all of such shares. Reported shares include 139,676 shares issuable upon conversion of our 5.25% Convertible Senior Notes due 2024 and percentage beneficially owned is based on 77,391,821 outstanding shares. Indaba’s address is One Letterman Drive, Building D, Suite DM700, San Francisco, CA 94129.
(5)Information is as of December 31, 2021, the latest date for which information is available to the Company. According to a Schedule 13G/A filed by BlackRock, Inc., which identified itself as a parent holding company, sole dispositive power is held with respect to all of such shares and sole voting power is held with respect to 6,129,387 shares. BlackRock’s address is 55 East 52nd Street, New York, NY 10055.
(6)Information is as of December 31, 2021, the latest date for which information is available to the Company. According to a Schedule 13G/A filed by PRIMECAP Management Company, which identified itself as an investment adviser, sole voting power and dispositive power is held with respect to all of such shares. PRIMECAP’s address is 177 E. Colorado Blvd., 11th Floor, Pasadena, CA 91105.
(7)Information is as of March 14, 2022, the latest date for which information is available to the Company. According to a Schedule 13G filed jointly by RA Capital Management, L.P. (“RA Capital”), Peter Kolchinsky, Rajeev Shah, and RA Capital Healthcare Fund, L.P., shared voting and dispositive power is held with respect to all of such shares. The address for RA Capital and its affiliates is 200 Berkeley Street, 18th Floor, Boston, MAs 02116.
(8)Information is as of February 24, 2022, the latest date for which information is available to the Company. According to a Schedule 13G filed jointly by North Sound Trading, LP (“NST”), its general partner North Sound Management, Inc. (“NSM”), and Brian Miller, the sole owner of NSM, sole voting and dispositive power is held with respect to all of such shares. The principal business address for NST, NSM, and Mr. Miller is c/o North Sound Management, Inc., 115 East Putnam Avenue, Greenwich, CT 06830.
(9)Information is as of November 18, 2021, the latest date for which information is available to the Company. According to a Schedule 13D filed jointly by Neuberger Berman Group LLC (“NB Group”), Neuberger Berman Investment Advisers LLC (“NBIA”), Neuberger Berman Investment Advisers Holdings, LLC, Neuberger Berman Canada Holdings LLC, NB Acquisitionco ULC, Neuberger Berman Canada ULC (“NBCU”), Benjamin Nahum, Amit Solomon, Rand Gesing, and Pong Chan, which identified themselves as a group. NBIA, which identified itself as an investment adviser, shared dispositive power and voting power with respect to 3,459,561 of such shares and has been granted discretionary power, but not voting power, with respect to 823,514 of such shares and NBCU, which identified itself as an investment adviser, shared dispositive and voting power with respect to 53,028 of such shares. Neuberger Berman’s address is 1290 Avenue of the Americas, New York, NY 10104. NBCU’s address is 2 Bloor St East, Toronto, Ontario M4W 1A8, Canada.
(10)Information is as of December 31, 2021, the latest date for which information is available to the Company. According to a Schedule 13G filed by The Vanguard Group, which identified itself as an investment adviser, shared voting power is held with respect to

67,169 shares, sole dispositive power is held with respect to 3,744,688 shares, and shared dispositive power is held with respect to 122,983 shares. Vanguard’s address is 100 Vanguard Blvd., Malvern, PA 19355.
(11)Information is as of December 31, 2021, the latest date for which information is available to the Company. According to a Schedule 13G/A filed jointly by OrbiMed Advisors LLC and OrbiMed Capital LLC (“OrbiMed Capital”), which identified themselves as investment advisors, shared voting power and dispositive power is held with respect to 402,477 shares and OrbiMed Capital holds sole voting power and sole dispositive power with respect to 3,416,871 shares. OrbiMed’s address is 601 Lexington Avenue, 54th Floor, New York, NY 10022.
(12)Consists of 328,473 shares held by Mr. Linthwaite, options to purchase 495,000 shares of common stock that are exercisable within 60 days of April 18, 2022, and 146,583 shares subject to RSUs that are scheduled to vest within 60 days of April 18, 2022.
(13)Consists of 5,000 shares held by Mr. Egholm.
(14)Consists of 21,369 shares held by Mr. Burbach, options to purchase 128,791 shares of common stock that are exercisable within 60 days of April 18, 2022, 10,342 shares subject to RSUs that are scheduled to vest within 60 days of April 18, 2022, and 34,202 shares subject to RSUs that are vested with respect to which Mr. Burbach has deferred settlement as described in “Compensation of Directors — RSUs in Lieu of Cash and RSU Deferral.”
(15)Consists of 89,446 shares of Series B-1 Preferred Stock held of record by Casdin Master Fund and 38,334 shares of Series B-1 Preferred Stock held of record by Casdin Private Growth Fund. Mr. Casdin is the managing member of the general partners of Casdin Master Fund and Casdin Private Growth Fund and, as such, is deemed to have indirect beneficial ownership of such shares. Reported shares also reflect 37,582,346 shares of common stock issuable upon conversion of the Series B-1 Preferred Stock and percentage of common stock beneficially owned is based on 114,834,481 outstanding shares.
(16)Consists of options to purchase 54,441 shares of common stock that are exercisable within 60 days of April 18, 2022, and 45,001 shares subject to RSUs that are vested or scheduled to vest within 60 days of April 18, 2022 with respect to which Ms. Clague has deferred settlement as described in “Compensation of Directors — RSUs in Lieu of Cash and RSU Deferral.”
(17)Consists of 15,700 shares held by Dr. Colston, options to purchase 40,757 shares of common stock that are exercisable within 60 days of April 18, 2022, and 10,342 shares subject to RSUs that are scheduled to vest within 60 days of April 18, 2022.
(18)Consists of 59,212 shares held by Dr. Paya, options to purchase 76,791 shares of common stock that are exercisable within 60 days of April 18, 2022, and 10,342 shares subject to RSUs that are scheduled to vest within 60 days of April 18, 2022.
(19)Reflects shares held by the First Amended and Restated Revocable Trust Agreement For the Franklin R. Witney and Catherine J. Caulfield-Witney Trust Agreement Dated September 25, 2009 (dated July 31, 2018) (of which Mr. Witney is a trustee).
(20)Consists of 134,211 shares held by Mr. Jog, 52,061 shares held by the Vikram and Pratima Jog Family Trust U/A dated June 23, 2009 (of which Mr. Jog is a trustee), options to purchase 138,475 shares of common stock that are exercisable within 60 days of April 18, 2022, and 41,901 shares subject to RSUs that are scheduled to vest within 60 days of April 18, 2022.
(21)Consists of 82,391 shares held by Mr. Khadder and 28,909 shares subject to RSUs that are scheduled to vest within 60 days of April 18, 2022.
(22)Consists of 91,308 shares held by Mr. Kreger, options to purchase 100,000 shares of common stock that are exercisable within 60 days of April 18, 2022, and 42,280 shares subject to RSUs that are scheduled to vest within 60 days of April 18, 2022.
(23)Consists of 65,103 shares held by Mr. McCracken and 52,969 shares subject to RSUs that are scheduled to vest within 60 days of April 18, 2022.
(24)Consists of [] shares beneficially owned by current directors and NEOs, options held by current directors and NEOs to purchase [] shares of common stock that are exercisable within 60 days of April 18, 2022, [] shares subject to RSUs held by current directors and executive officers that are scheduled to vest within 60 days of April 18, 2022, and [] shares subject to vested RSUs with respect to which settlement has been deferred.

OTHER MATTERS
We know of no other matters to be submitted at the 2022 Annual Meeting. If any other matters properly come before the 2022 Annual Meeting, it is the intention of the persons named in the proxy to vote the shares they represent as the Board may recommend. Discretionary authority with respect to such other matters is granted by a properly submitted proxy.
It is important that your shares be represented at the 2022 Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote as promptly as possible to ensure your vote is recorded.
THE BOARD OF DIRECTORS

South San Francisco, California
April 29, 2022

STANDARD BIOTOOLS INC.
ATTN: NICHOLAS KHADDER
2 TOWER PLACE, SUITE 2000
SOUTH SAN FRANCISCO, CA 94080

**SCAN TO**
**VIEW MATERIALS & VOTE**

**VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above**
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on June 14, 2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

**ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS**
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

**VOTE BY PHONE - 1-800-690-6903**
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on June 14, 2022. Have your proxy card in hand when you call and then follow the instructions.

**VOTE BY MAIL**
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D84267-Z82788

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

**THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.**

**STANDARD BIOTOOLS INC.**

**The Board of Directors recommends you vote FOR the following:**

| | For All | Withhold All | For All Except |
|---|---|---|---|
| 1. Election of Class III Directors | ☐ | ☐ | ☐ |

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

______________________________

**Nominees:**

01) Laura M. Clague
02) Frank Witney

**The Board of Directors recommends you vote FOR Proposals 2 and 3.**

| | For | Against | Abstain |
|---|---|---|---|
| 2. To approve our executive compensation program for the year ended December 31, 2021, on an advisory (non-binding) basis. | ☐ | ☐ | ☐ |
| 3. To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2022. | ☐ | ☐ | ☐ |

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

**Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:**
The Notice, Proxy Statement, and 2021 Annual Report are available at www.proxyvote.com.

D84268-Z82788

**STANDARD BIOTOOLS INC.**
**Annual Meeting of Stockholders**
**June 15, 2022 at 8:30 a.m. Pacific time**
**This proxy is solicited by the Board of Directors**

The undersigned stockholder(s) hereby appoint(s) Michael Egholm and Vikram Jog, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common and preferred stock of STANDARD BIOTOOLS INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 8:30 a.m. Pacific Time on June 15, 2022, at the Genesis SSF Performing Arts Center located at 1 Tower Place, South San Francisco, California 94080, or any adjournment or postponement thereof.

**THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES FOR CLASS III DIRECTOR AND FOR PROPOSALS 2 AND 3. THE PROXY HOLDERS MAY VOTE IN THEIR DISCRETION WITH REGARD TO ANY OTHER MATTER PROPERLY BROUGHT BEFORE THE MEETING OR AT ANY ADJOURNMENT OR POSTPONEMENT THEREOF.**

**Continued and to be signed on reverse side**